================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            SEARS, ROEBUCK AND CO.,

                           WESTERN AUTO HOLDING CO.,

                          ADVANCE HOLDING CORPORATION,

                    ADVANCE STORES COMPANY, INCORPORATED,

                          WESTERN AUTO SUPPLY COMPANY,

                        ADVANCE ACQUISITION CORPORATION,

                                      AND

 THOSE STOCKHOLDERS OF ADVANCE HOLDING CORPORATION LISTED ON THE SIGNATURE PAGE

                                    HERETO.

                          DATED AS OF AUGUST 16, 1998

================================================================================

                               TABLE OF CONTENTS
                               -----------------
                          (Not Part of this Agreement)

                                                                        PAGE NO.
                                                                        --------
                                   ARTICLE I
                             DEFINITIONS AND TERMS
                             ---------------------
1.01   Specific Definitions..............................................   2
1.02   Other Definitional Provisions.....................................  10

                                  ARTICLE II
                                  THE MERGER
                                  ----------

2.01   The Merger........................................................  11
2.02   Effective Time....................................................  11
2.03   Certificate of Incorporation and By-Laws..........................  11
2.04   Directors and Officers............................................  11
2.05   Further Assurances................................................  11
2.06   Conversion or Cancellation of Company Shares......................  12
2.07   Sale of Advance Common Stock to the Investors.....................  12
2.08   The Closing.......................................................  12
2.09   Deliveries........................................................  13
2.10   Closing Retained Working Capital Statement........................  13

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT
              ---------------------------------------------------

3.01   Ownership of Company Shares.......................................  14
3.02   Authorization.....................................................  14
3.03   Binding Effect....................................................  14
3.04   No Violations.....................................................  14
3.05   Brokers and Finders...............................................  15
3.06   Investment Intent.................................................  15

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

4.01   Authorization.....................................................  15
4.02   Binding Effect....................................................  15
4.03   Organization......................................................  16
4.04   Capitalization....................................................  16
4.05   Subsidiaries......................................................  16
4.06   No Violations.....................................................  16
4.07   Consents and Approvals............................................  17

4.08   Financial Statements..............................................  17
4.09   Absence of Change.................................................  18
4.10   Title to Assets;  Real Property and Related Matters...............  18
4.11   Litigation........................................................  18
4.12   Compliance With Applicable Law....................................  19
4.13   Permits...........................................................  19
4.14   Environmental Matters.............................................  19
4.15   Contracts.........................................................  21
4.16   Intellectual Property.............................................  23
4.17   Taxes.............................................................  24
4.18   Employee Matters..................................................  25
4.19   Certain Business Relationships with the Company
        and Its Subsidiaries.............................................  26
4.20   Warranties........................................................  26
4.21   Inventories.......................................................  27
4.22   Sufficiency of Assets.............................................  27
4.23   Insurance.........................................................  27

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF ADVANCE AND PURCHASER
            -------------------------------------------------------

5.01   Authorization.....................................................  27
5.02   Binding Effect....................................................  28
5.03   No Violations.....................................................  28
5.04   Brokers and Finders...............................................  28
5.05   Investment Intent.................................................  28
5.06   Organization......................................................  28
5.07   Capitalization....................................................  29
5.08   Subsidiaries......................................................  29
5.09   Consents and Approvals............................................  29
5.10   Financial Statements..............................................  30
5.11   Absence of Change.................................................  30
5.12   Title to Assets;  Real Property and Related Matters...............  30
5.13   Litigation........................................................  31
5.14   Compliance With Applicable Law....................................  31
5.15   Permits...........................................................  31
5.16   Environmental Matters.............................................  32
5.17   Contracts.........................................................  33
5.18   Intellectual Property.............................................  35
5.19   Taxes.............................................................  36
5.20   Employee Matters..................................................  37
5.21   Warranties........................................................  38
5.22   Inventories.......................................................  38
5.23   Financing.........................................................  38

5.24   Sufficiency of Assets.............................................  38
5.25   Insurance.........................................................  39

                                  ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF INVESTORS
                  -------------------------------------------

6.01   Authorization.....................................................  39
6.02   Binding Effect....................................................  39
6.03   No Violations.....................................................  39
6.04   Investment Intent.................................................  40

                                  ARTICLE VII
                 COVENANTS OF SELLER, PURCHASER AND INVESTORS
                 --------------------------------------------

7.01   Conduct of the Business Pending the Closing.......................  40
7.02   Access to Information.............................................  44
7.03   Best Efforts; Good Faith..........................................  45
7.04   Public Announcements..............................................  46
7.05   Employee Benefits.................................................  46
7.06   Certain Debt Obligations and Intercompany Accounts................  47
7.07   Employee Retention and Severance Agreements.......................  47
7.08   Transition Services...............................................  47
7.09   No Solicitation...................................................  48
7.10   Consents..........................................................  48
7.11   Environmental Investigations......................................  48
7.12   Road Hazard Service Agreements....................................  49
7.13   Credit Card Receivables Program...................................  49
7.14   Compliance with the WARN Act......................................  50
7.15   Updated Schedules.................................................  50
7.16   Company Employees' Profit Sharing/Thrift Plan.....................  50
7.17   WASCO Insurance...................................................  51
7.18   Intellectual Property.............................................  51
7.19   Insurance.........................................................  51
7.20   Wet Stores........................................................  51

                                 ARTICLE VIII
                             CONDITIONS TO CLOSING
                             ---------------------

8.01   General Conditions................................................  51
8.02   Conditions to Obligations of Seller...............................  52
8.03   Conditions to Obligations of Purchaser............................  52


                                  ARTICLE IX
                                  TERMINATION
                                  -----------
9.01   Termination.......................................................  53
9.02   Effect of Termination.............................................  54

                                   ARTICLE X
                                INDEMNIFICATION
                                ---------------

10.01  Indemnification by Parent and Seller..............................  54
10.02  Indemnification by Advance........................................  56
10.03  Indemnification Process...........................................  57
10.04  Limitations on Indemnity Payments.................................  58
10.05  Survival..........................................................  59
10.06  Environmental Matters.............................................  59
10.07  Credit Card Receivable Losses.....................................  61
10.08  Characterization of Indemnification Payments......................  62

                                  ARTICLE XI
                                  TAX MATTERS
                                  -----------

11.01  Transactional Taxes...............................................  62
11.02  Tax Returns.......................................................  63
11.03  Apportionment of Income Taxes.....................................  63
11.04  Tax Records.......................................................  64
11.05  Sale of Assets....................................................  64
11.06  Allocation of Purchase Price......................................  64
11.07  Tax Elections.....................................................  65
11.08  Tax Sharing Agreements............................................  65
11.09  Parent and Seller Tax Indemnity...................................  65
11.10  Time of Payment...................................................  65
11.11  Indemnification Process...........................................  66
11.12  Section 338(h)(10) Election.......................................  66
11.13  Timing Adjustments................................................  66

                                  ARTICLE XII
                              GENERAL PROVISIONS
                              ------------------

12.01  Expenses..........................................................  67
12.02  Mutual Release....................................................  67
12.03  Further Assurances................................................  67
12.04  Amendment.........................................................  67
12.05  Waiver............................................................  68
12.06  Notices...........................................................  68

12.07  Headings and Schedules............................................  70
12.08  Applicable Law....................................................  70
12.09  No Third Party Rights.............................................  70
12.10  Counterparts......................................................  70
12.11  Severability......................................................  70
12.12  Entire Agreement..................................................  70
12.13  Consent to Jurisdiction; Jury Trial; Venue........................  71
12.14  Fair Construction.................................................  71

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          This AGREEMENT AND PLAN OF MERGER, dated as of August 16, 1998, is by and among SEARS, ROEBUCK AND CO., a New York corporation ("Parent"), WESTERN
                                                           ------
AUTO HOLDING CO., a Delaware corporation and wholly owned subsidiary of Parent ("Seller"), WESTERN AUTO SUPPLY COMPANY, a Delaware corporation and wholly owned
  ------
subsidiary of Seller (the "Company"), ADVANCE HOLDING CORPORATION, a Virginia
                           -------
corporation ("Advance"), ADVANCE STORES COMPANY, INCORPORATED, a Virginia
              -------
corporation and a wholly owned subsidiary of Advance ("ASCI"), ADVANCE
                                                       ----
ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of ASCI ("Purchaser"), and those stockholders of Advance (the "Investors") listed
       ---------                                            ---------
on the signature page hereto, who are parties only for purposes of Sections 2.07, 2.09(a), 2.09(f) and 12.04 and Article VI.

                                R E C I T A L S
                                ---------------

          WHEREAS, Seller is the owner of all of the issued and outstanding shares of capital stock (the "Company Shares") of the Company.
                              --------------

          WHEREAS, the respective Boards of Directors of Purchaser and the Company have determined that it is in the best interest of their stockholders that the Company be merged with and into Purchaser and Purchaser be the surviving corporation (the "Merger").
                            ------

          WHEREAS, the Seller and ASCI, as the sole stockholders of the Company and Purchaser, respectively, have approved the Merger upon the terms and subject to the conditions of this Agreement whereby the issued and outstanding Company Shares will be converted into the right to receive, in the aggregate, (i) $175,000,000, (ii) 11,474,606 shares ("Merger Shares") of Advance's Class A
                                       -------------
common stock, $.01 par value per share ("Advance Common Stock") and (iii) that
                                         --------------------
portion of the loss sharing arrangement relating to the Company's Credit Card Receivables Programs (if any) payable at the Effective Time (as defined in Section 2.02).

          WHEREAS, the Merger Shares will immediately after the Closing (as defined in Section 1.01) represent approximately 40.6% of the sum of the issued and outstanding shares of Advance Common Stock as of the date of this Agreement plus the shares of Advance Common Stock to be issued to the Investors described in the following recital.

          WHEREAS, immediately prior to the Effective Time (as defined in Section 2.02), Advance desires to sell to the Investors and the Investors desire to purchase from Advance 4,161,712 shares of Advance Common Stock for $70,000,000.

          WHEREAS, Seller, Advance and the Investors have agreed to amend and restate the Stockholders Agreement of Advance dated as of April 15, 1998 (the "Stockholders Agreement") regarding certain rights of the parties post Closing,
-----------------------
including certain rights with respect to the registration of the Merger Shares acquired by Seller hereby substantially in the form of Exhibit A.

          WHEREAS, as a condition and inducement to Advance and Purchaser entering into this Agreement and incurring the obligations set forth in this Agreement, ASCI and Parent have agreed to enter into Purchase and Supply Agreements (the "Purchase and Supply Agreements") upon terms consistent with the
                 ------------------------------
term sheets set forth as Exhibit B, pursuant to which, among other things, Parent has agreed to sell to ASCI and its Subsidiaries, including Purchaser, certain Craftsman products and DieHard batteries.

          WHEREAS, as a condition and inducement to Advance and Purchaser entering into this Agreement and incurring the obligations set forth in this Agreement, ASCI and Parent have agreed to enter into a first-call supplier agreement (the "First-Call Agreement") upon terms consistent with the term sheet
                --------------------
set forth as Exhibit C, pursuant to which, among other things, ASCI and its Subsidiaries, including Purchaser, shall be the first-call supplier of automotive aftermarket products to certain Affiliates of Parent.

          WHEREAS, as a condition and inducement to Advance and Purchaser entering into this Agreement and incurring the obligations set forth in this Agreement, Parent and Seller have agreed to enter into merchant agreements (the "Merchant Agreements") with ASCI and its Subsidiaries upon terms consistent with
 -------------------
the term sheets set forth as Exhibit D with respect to Parent's credit card services.

          WHEREAS, as a condition and inducement to the parties entering into this Agreement, Parent and Seller have agreed to enter into a transition services agreement (the "Transition Services Agreement") with ASCI and
                         -----------------------------
Purchaser, upon terms consistent with the term sheet set forth as Exhibit E with respect to certain transition services.

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I
                             DEFINITIONS AND TERMS
                             ---------------------

          1.01 Specific Definitions.  As used in this Agreement, the following
               --------------------
terms have the following meanings:

          "AAA" has the meaning specified in Section 10.06(c).
           ---

          "Advance" has the meaning specified in the preamble.
           -------

          "Advance Common Stock" has the meaning specified in the recitals.
           --------------------

          "Advance Disclosure Memorandum" means the disclosure memorandum
           -----------------------------
delivered by Advance to Seller or Parent at or prior to the date of this Agreement.

          "Advance Indemnified Parties" means Advance, ASCI, Purchaser,
           ---------------------------
Advance's Affiliates, and their respective directors, officers, stockholders, attorneys, accountants, representatives, agents and employees, and their respective heirs, successors and assigns.

          "Advance Material Adverse Change" means a change that has had an
           -------------------------------
Advance Material Adverse Effect.

          "Advance Material Adverse Effect" means a material adverse effect on
           -------------------------------
the financial condition or business of Advance and its Subsidiaries, taken as a whole, but shall exclude any effect, condition, change or development involving, arising out of or relating to (i) a change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (ii) general conditions applicable to the economy of the United States, other than a general unavailability of bank credit for a transaction of this type and (iii) conditions or effects resulting from the announcement of the existence and terms of this Agreement provided that this exclusion shall not operate to exclude any liabilities or obligations which arise from or are based upon facts and circumstances that exist irrespective of the announcement of the existence and terms of this Agreement.

          "Advance's Financial Statements" has the meaning specified in Section
           ------------------------------
5.10(a).

          "Advance's Intellectual Property" has the meaning specified in Section
           -------------------------------
5.18(a).

          "Advance's Leases" has the meaning specified in Section 5.12(b).
           ----------------

          "Advance's Most Recent Financial Statements" has the meaning specified
           ------------------------------------------
in Section 5.10(a).

          "Advance's Most Recent Fiscal Quarter" has the meaning specified in
           ------------------------------------
Section 5.10(a).

          "Advance's Plans" has the meaning specified in Section 5.20(a).
           ---------------

          "Advance's Real Property" has the meaning specified in Section
           -----------------------
5.12(a).

          "Affiliate" means, with respect to any Person, any Person directly or
           ---------
indirectly controlling, controlled by or under common control with such Person.

          "Agreement" means this Agreement and Plan of Merger (including all
           ---------
schedules, exhibits and annexes hereto), as the same may be amended or supplemented from time to time in accordance with the terms of this Agreement.

          "Allocation Schedule" has the meaning specified in Section 11.06.
           -------------------

          "Arbitrator" has the meaning specified in Section 2.10.
           ----------

          "ASCI" has the meaning specified in the preamble.
           ----

          "Business Day" means any day other than a Saturday, a Sunday or a day
           ------------
on which banks in New York City are authorized or obligated by law or executive order to close.

          "Certificate of Merger" has the meaning specified in Section 2.02.
           ---------------------

          "Certificates" has the meaning specified in Section 2.06.
           ------------

          "Claim Notice" has the meaning specified in Section 10.03(a).
           ------------

          "Closing" means the closing of the transactions provided for in this
           -------
Agreement.

          "Closing Date" means the date on which the Closing occurs.
           ------------

          "Closing Retained Working Capital Statement" has the meaning specified
           ------------------------------------------
in Section 2.10.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Commitment Letters" has the meaning specified in Section 5.23.
           ------------------

          "Company" has the meaning specified in the preamble.
           -------

          "Company Consent Lease" has the meaning specified in Section 4.07.
           ---------------------

          "Company Employees" has the meaning specified in Section 7.05(b).
           -----------------

          "Company Material Adverse Change" means a change that has had a
           -------------------------------
Company Material Adverse Effect.

          "Company Material Adverse Effect" means a material adverse effect on
           -------------------------------
the financial condition or business of the Company and its Subsidiaries, taken as a whole, but shall exclude any effect, condition, change or development involving, arising out of or relating to (i) a change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (ii) general conditions applicable to the economy of the United States, other than a general unavailability of bank credit for a transaction of this type and (iii) conditions or effects resulting from the announcement of the existence and terms of this Agreement provided that this exclusion shall not operate to exclude any liabilities or obligations which arise from or are based upon facts and circumstances that exist irrespective of the announcement of the existence and terms of this Agreement.

          "Company Shares" has the meaning specified in the recitals.
           --------------

          "Company's 401(k) Plan" has the meaning specified in Section 7.16.
           ---------------------

          "Company's Financial Statements" has the meaning specified in Section
           ------------------------------
4.08(a).

          "Company's Intellectual Property" has the meaning specified in Section
           -------------------------------
4.16(a).

          "Company's Leases" has the meaning specified in Section 4.10(b).
           ----------------

          "Company's Most Recent Financial Statements" has the meaning specified
           ------------------------------------------
in Section 4.08(a).

          "Company's Most Recent Fiscal Quarter" has the meaning specified in
           ------------------------------------
Section 4.08(a).

          "Company's Plans" has the meaning specified in Section 4.18(a).
           ---------------

          "Company's Real Property" has the meaning specified in Section
           -----------------------
4.10(a).

          "Confidentiality Agreements" means, collectively, (i) the
           --------------------------
Confidentiality Agreement, dated May 1, 1998, between Parent and Freeman Spogli & Co. Incorporated and (ii) the Confidentiality Agreement, dated May 29, 1998, between Parent and Advance.

          "Consent" means any consent, waiver, approval, authorization,
           -------
exemption, registration or declaration.

          "Constituent Corporations" has the meaning specified in Section 2.01.
           ------------------------

          "Contracts" means all agreements, contracts, leases, mortgages,
           ---------
purchase and sale orders, notes, bonds or indentures, arrangements, commitments and licenses to which the Company or any of its Subsidiaries, on the one hand, or Advance or any of its Subsidiaries, on the other hand, is a party.

          "Credit Card Loss Sharing" has the meaning specified in Section 10.07.
           ------------------------

          "Credit Card Losses" has the meaning specified in Section 10.07.
           ------------------

          "Credit Card Receivables" has the meaning specified in Section 10.07.
           -----------------------

          "Credit Card Receivables Programs" has the meaning specified in
           --------------------------------
Section 7.13.

          "Damages" has the meaning specified in Section 10.01.
           -------

          "DGCL" means the Delaware General Corporation Law, as amended.
           ----

          "Direct Claim" has the meaning specified in Section 10.03(a).
           ------------

          "Dispute" has the meaning specified in Section 10.06(c).
           -------

          "Dispute Resolution" has the meaning specified in Section 10.06(c).
           ------------------

          "Effective Time" has the meaning specified in Section 2.02.
           --------------

          "Environmental Laws" means all Laws which regulate or relate to (i)
           ------------------
the protection or clean-up of the environment, (ii) the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or Release of Hazardous Substances or (iii) the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, Environmental Laws include the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Material Transportation Act and all analogous or related foreign, federal, state or local law.

          "ERISA" means the United States Employee Retirement Income Security
           -----
Act of 1974, as amended.

          "FDR Agreement" has the meaning specified in Section 10.07.
           -------------

          "Financing" has the meaning specified in Section 5.23.
           ---------

          "First-Call Agreement" has the meaning specified in the recitals.
           --------------------

          "GAAP" means United States generally accepted accounting principles as
           ----
in effect from time to time.

          "HSR Act" means the United States Hart-Scott-Rodino Antitrust
           -------
Improvements Act of 1976, as amended.

          "Income Tax" means (a) federal, state, local or foreign income Taxes
           ----------
(including minimum or add-on Taxes), capital gains Taxes or other Taxes (including franchise Taxes) measured by reference to income or capital gains, together with any interest, penalties, charges or fees imposed with respect thereto, and (b) any obligations under any agreement or arrangements with respect to Income Taxes described in clause (a) above.

          "Income Tax Returns" means any report, return, declaration or other
           ------------------
filing required to be supplied to any taxing authority or jurisdiction with respect to Income Taxes including any amendment thereto.

          "Indemnified Party" has the meaning specified in Section 10.03.
           -----------------

          "Indemnifying Party" has the meaning specified in Section 10.03.
           ------------------

          "Interim Period" has the meaning specified in Section 11.09.
           --------------

          "Investors" has the meaning specified in the preamble.
           ---------

          "IRS" means the United States Internal Revenue Service.
           ---

          "Judgments" means any judgments, injunctions, orders, decrees, writs,
           ---------
rulings or awards of any court or other judicial authority or any governmental, administrative or regulatory authority of competent jurisdiction.

          "Knowledge" or "knowledge" means, with respect to Seller, actual
           ---------      ---------
knowledge, assuming completion of a reasonable investigation with respect to a matter, of Paul Baffico, Anthony Boone, Philip Cargill, David Copas, Craig Foskit, Edward Kaminski, James Lowry, Susan Field, James Walpole, Donald Shaffer, Jeffrey Warzell or Daniel Wilson and, with respect to Advance, actual knowledge, assuming completion of a reasonable investigation with respect to a matter, of Garnett E. Smith, Carroll R. Tilley, J. O'Neil Leftwich, David R. Reid, Nicholas F. Taubman, Jimmie L. Wade or S. Lynn Stevens.

          "Laws" means any Federal, state, local or foreign law, statute,
           ----
ordinance, rule, regulation, order or decree.

          "Liens" means all liens, mortgages, easements, charges, security
           -----
interests, options or other encumbrances.

          "Merchant Agreements" has the meaning specified in the recitals.
           -------------------

          "Merger" has the meaning specified in the recitals.
           ------

          "Merger Consideration" has the meaning specified in Section 2.06.
           --------------------

          "Merger Shares" has the meaning specified in the recitals.
           -------------

          "NationsBank Credit Card Program" means the existing credit card
           -------------------------------
program between NationsBank of Delaware, N.A. and the Company.

          "NationsBank Receivables" has the meaning specified in Section 7.13.
           -----------------------

          "Parent" has the meaning specified in the preamble.
           ------

          "Permits" means all permits, authorizations, approvals, registrations,
           -------
licenses, certificates or variances granted by or obtained from any federal, state, local or foreign governmental, administrative or regulatory authority.

          "Permitted Liens" means (i) Liens created by Advance or the Company,
           ---------------
as the case may be, created or incurred in the ordinary course of business, which are disclosed in the relevant Disclosure Memorandum, (ii) Liens for or in respect of Taxes, impositions, assessments, fees, water and sewer rents and other governmental charges levied or assessed or imposed against the Company's property or Advance's property which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) the rights of lessors and lessees under the Company's Leases or Advance's Leases executed in the ordinary course of business, (iv) the rights of licensors and licensees under licenses executed in the ordinary course of business, (v) Liens, and rights to Liens, of mechanics, warehousemen, carriers, repairmen and others arising by operation of law and incurred in the ordinary course of business, securing obligations not yet delinquent or being contested in good faith by appropriate proceedings, (vi) any conditions relating to the Company's Real Property or Advance's Real Property disclosed on any title commitments, if any, delivered or made available to a party, which do not materially affect the use of such real property as it is used on the date of this Agreement, (vii) customary and other Liens which, in the aggregate, do not have a Company Material Adverse Effect or an Advance Material Adverse Effect, as applicable, (viii) any Liens disclosed in the Company's Financial Statements or Advance's Financial Statements, and (ix) Liens set forth on Schedules 4.10(a) of the Seller Disclosure Memorandum and
                   -----------------
5.12(a) of the Advance Disclosure Memorandum.
-------

          "Person" means an individual, a corporation, a limited liability
           ------
company, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Policies" has the meaning specified in Section 7.19.
           --------

          "Pre-Closing Periods" has the meaning specified in Section 11.09.
           -------------------

          "Proceeding" means any action, suit, demand, claim or legal,
           ----------
administrative (including a Tax audit), arbitration or other alternative dispute resolution proceeding, hearing or investigation.

          "Puerto Rico Receivables" has the meaning specified in Section 7.13.
           -----------------------

          "Puerto Rico Receivables Program" has the meaning set forth in Section
           -------------------------------
7.13.

          "Purchase and Supply Agreements" has the meaning specified in the
           ------------------------------
recitals.

          "Purchaser" has the meaning specified in the preamble .
           ---------

          "Reimbursement Agreement" means the Second Amended and Restated
           -----------------------
Reimbursement Agreement dated as of December 6, 1996 among the Company, NCNB National Bank of North Carolina and NCNB National Bank, as amended.

          "Required Consents" has the meaning specified in Section 4.07.
           -----------------

          "Retained Working Capital" means the difference between current
           ------------------------
operating assets and current operating liabilities of the Company and its Subsidiaries calculated in accordance with Schedule 2.06 of the Seller
                                           -------------
Disclosure Memorandum.

          "Sears Plan" has the meaning specified in Section 7.05(b).
           ----------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Seller" has the meaning specified in the preamble.
           ------

          "Seller Disclosure Memorandum" means the disclosure memorandum
           ----------------------------
delivered by Seller to Purchaser at or prior to the date of this Agreement.

          "Seller Indemnified Parties" means Parent, Parent's Affiliates,
           --------------------------
Seller, Seller's Affiliates (other than the Company and its Subsidiaries), and their respective directors, officers, stockholders, attorneys, accountants, representatives, agents and employees, and their respective heirs, successors and assigns.

          "Servicing Agreement" means the Second Amended and Restated Servicing
           -------------------
Agreement dated as of December 6, 1990 by and between NCNB National Bank and the Company, as amended.

          "Stockholders Agreement" has the meaning specified in the recitals.
           ----------------------

          "Store Assessment Work" means any environmental investigations,
           ---------------------
assessments or studies with respect to a Wet Store as a result of any Environmental Condition (as defined in Section 4.14) which existed or activities which occurred at or are related to such store's operations prior to the Closing Date and which is (i) required to be performed under any Environmental Law or by a governmental agency, (ii) required to be performed in connection with any financing, sale or other disposition of such Wet Store which, after such disposition, is intended to be used in a comparable manner to the use as of the Closing Date or any other retail use, (iii) required to be performed by the terms of any lease in effect as of the Closing Date or (iv) reasonably necessary in connection with a claim asserted by a third party.

          "Subsidiary" or "Subsidiaries" of any Person means any corporation,
           ----------      ------------
partnership, limited liability company, association, trust, joint venture or other entity or organization of which such Person, either alone or through or together with any other Subsidiary, owns, directly or indirectly, more than 50% of the stock or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or members or other governing body of such corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization.

          "Surviving Corporation" has the meaning specified in Section 2.01.
           ---------------------

          "Tax Returns" means any report, return, declaration or other filing
           -----------
required to be supplied to any taxing authority or jurisdiction with respect to Taxes including any amendments thereto.

          "Taxes" means all taxes, assessments, charges, duties, fees, levies,
           -----
imposts or other governmental charges, including, all federal, state, local, foreign and other income, environmental, add-on, minimum, franchise, profits, capital gains, capital stock, capital structure, transfer, sales, gross receipt, use, service, occupation, property, excise, severance, windfall profits, premium, stamp, license, payroll, social security, unemployment, disability, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person, regardless of whether disputed.

          "Taxing Authority" means the United States Internal Revenue Service or
           ----------------
any comparable state, local or foreign governmental agency responsible for the administration of Tax.

          "Third Party Claim" has the meaning specified in Section 10.03(a).
           -----------------

          "Tire Stores" means stores of Parent and its Subsidiaries which
           -----------
operate or previously operated under the names "National Tire Warehouse", "NTW", "Tire America" and "National Tire & Battery."

          "Transition Services Agreement" has the meaning specified in the
           -----------------------------
recitals.

          "United States" means the United States of America, its territories
           -------------
(including Puerto Rico and the Virgin Islands) and possessions, any state of the United States, and the District of Columbia.

          "Wet Stores" means any store owned or leased by the Company or any of
           ----------
its Subsidiaries at any time from and after April 19, 1988 which does or did remove or change automotive fluids (including oil, brake fluid or transmission fluid change services).

          1.02  Other Definitional Provisions.  (a) Any reference to an Article,
                -----------------------------
Section or Annex is a reference to an Article or Section of, or an Annex to, this Agreement.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) The words "include", "includes" and "including" mean include,
                         -------    --------       ---------
includes and including without limitation.

          (d) The terms "dollars" and "$" mean United States dollars.
                         -------       -


                                   ARTICLE II
                                   THE MERGER
                                   ----------

         2.01  The Merger.  On the terms and subject to the conditions of this
               ----------
Agreement and in accordance with the DGCL, at the Effective Time (as defined in
Section 2.02), Seller shall cause the Company to merge with and into Purchaser and the separate corporate existence of the Company shall thereupon cease. Purchaser shall be the surviving corporation in the Merger (the Company and Purchaser are sometimes hereinafter referred to as the "Constituent
                                                        -----------
Corporations" and Purchaser is sometimes hereinafter referred to as the

"Surviving Corporation") and shall, following the Merger, be governed by the
----------------------
laws of the State of Delaware, and the separate corporate existence of Purchaser, with all its rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, shall continue unaffected by the Merger. From and after the Effective Time, the Merger shall have the effects specified in the DGCL.

         2.02  Effective Time.  At the Closing contemplated in Section 2.08,
               --------------
Purchaser and Advance will cause a Certificate of Merger (the "Certificate of
                                                               --------------
Merger"), to be filed with the Secretary of State of the State of Delaware.  The
------
Merger shall become effective as of the date and at the time the Delaware Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (or such later time as may be specified therein), and such time is hereinafter referred to as the "Effective Time."
                                --------------

         2.03  Certificate of Incorporation and By-Laws.  The Certificate of
               ----------------------------------------
Incorporation and By-Laws of Purchaser shall be the Certification of Incorporation and By-Laws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

         2.04  Directors and Officers.  At the Effective Time, the directors of
               ----------------------
Purchaser shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified. The officers of Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         2.05  Further Assurances.  If at any time after the Effective Time the
               ------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (b) otherwise to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation are hereby authorized on behalf of the respective Constituent Corporations to execute and deliver, in the name and on behalf of the respective Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Constituent Corporations and otherwise to carry out the purposes of this Agreement.

         2.06  Conversion or Cancellation of Company Shares.  At the Effective
               --------------------------------------------
Time, by virtue of the Merger and without any action on the part of the holders thereof, the Company Shares issued and outstanding immediately prior to the Effective Time, in the aggregate, shall be converted into and represent the right to receive, without interest, (i) $175,000,000, (ii) the Merger Shares and
(iii) that portion of the Credit Card Loss Sharing (if any) payable in cash as part of the Merger Consideration pursuant to Section 10.07 ((i), (ii) and (iii) collectively, the "Merger Consideration") upon surrender of the certificate or
                   --------------------
certificates that, immediately prior to the Effective Time, represented all the issued and outstanding Company Shares (the "Certificates"); it being understood
                                            ------------    -------------------
that, immediately following the Closing, Seller will hold approximately 40.6% of the sum of the issued and outstanding Advance Common Stock as of the date of this Agreement plus the shares of Advance Common Stock to be issued to the Investors set forth in Section 2.07; it being further understood that,
                                     ---------------------------
immediately prior to the Effective Time and subject to Section 7.01(a), the Company shall have at least $6,000,000 of cash and that amount of other Retained Working Capital set forth in Schedule 2.06 of the Seller Disclosure Memorandum.
                             -------------
As of the Effective Time, all such Company Shares shall no longer be outstanding, shall be automatically canceled and shall cease to exist, and each holder of a Certificate which formerly represented any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration without interest for such Company Shares upon the surrender of such Certificate or Certificates at the Closing.

         2.07  Sale of Advance Common Stock to the Investors.  At the Closing,
               ---------------------------------------------
Advance shall issue to each Investor one or more certificates representing that number of shares of Advance Common Stock set forth opposite such Investor's name on Schedule 2.07 of the Advance Disclosure Memorandum. In consideration of the
   -------------
issuance of such shares of Advance Common Stock, at the Closing, each Investor will deliver or cause to be delivered to Advance same-day funds by wire transfer in the amount set forth opposite such Investor's name on Schedule 2.07 of the
                                                          -------------
Advance Disclosure Memorandum.  The total consideration set forth on Schedule
                                                                     --------
2.07 of the Advance Disclosure Memorandum shall be $70,000,000.  Investors shall
----
promptly prepare and file any required filings under the HSR Act. The Investors' obligations regarding its investment in Advance hereunder shall be subject to satisfaction or waiver by Advance of the conditions set forth in Sections 8.01 and 8.03.

         2.08  The Closing.  Unless otherwise mutually agreed, the Closing shall
               -----------
take place at 9:00 a.m., Chicago time, at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, five Business Days after the conditions to Closing set forth in Article VIII can be satisfied or waived or at such other place, time or date as Seller and Purchaser may agree. The parties to this Agreement shall use reasonable best efforts to satisfy the conditions to Closing set forth in Article VIII on or before September 30, 1998.

          2.09  Deliveries.  At the Closing, (a) the Investors shall deliver or
                ----------
cause to be delivered to Advance the consideration specified in Section 2.07,
(b) Advance shall contribute $70,000,000 to ASCI and ASCI shall purchase the Merger Shares from Advance and contribute the Merger Shares to Purchaser, (c) ASCI shall contribute $175,000,000 to Purchaser, (d) Seller shall deliver or cause to be delivered to Purchaser one or more certificates representing all of the Company Shares, endorsed in blank or accompanied by duly executed assignment documents, (e) Advance and ASCI shall cause Purchaser to pay to Seller $175,000,000 plus that portion of the Credit Card Loss Sharing (if any) payable as part of the Merger Consideration pursuant to Section 10.07 in same-day funds by wire transfer to an account designated by Seller not less than two Business Days prior to the Closing and Purchaser shall deliver to Seller one or more certificates representing the Merger Shares and (f) Advance shall deliver or cause to be delivered to the Investors one or more certificates representing the shares of Advance Common Stock specified in Section 2.07.

          2.10  Closing Retained Working Capital Statement.  As soon as
                ------------------------------------------
practicable after the Closing Date, Advance shall deliver to Parent a statement of the Chief Financial Officer of Advance prepared in consultation with the current Chief Financial Officer of the Company, setting forth the amount of the Retained Working Capital as of the Closing Date (the "Closing Retained Working
                                                       ------------------------
Capital Statement"), after taking into account the transactions described in
-----------------
Section 7.01(a)(i)(A), (B), (C), (D), (E) and (F) and applying the same accounting principles and practices used in determining Retained Working Capital as of June 30, 1998 as described on Schedule 2.06 of the Seller Disclosure
                                    -------------
Memorandum. Parent shall have thirty (30) days after receipt of the Closing Retained Working Capital Statement to review the Closing Retained Working Capital Statement and propose any adjustments thereto. Advance shall allow Parent to review all financial information, working papers, schedules and calculations related to the Closing Retained Working Capital Statement. If the amount of Retained Working Capital reflected in the Closing Retained Working Capital Statement is less than the amount of Retained Working Capital set forth on Schedule 2.06 of the Seller Disclosure Memorandum, unless disputed as
   -------------
provided in the next sentence, Parent shall within such thirty (30) day review period pay to ASCI by wire transfer in immediately available funds the amount, if any, by which the amount of Retained Working Capital on Schedule 2.06 of the
                                                           -------------
Seller Disclosure Memorandum exceeds the amount of Retained Working Capital on the Closing Retained Working Capital Statement. If Parent disagrees with the Closing Retained Working Capital Statement, Parent shall not pay any such amount within such thirty (30) day period and shall notify Advance in writing of such disagreement within thirty (30) days of receipt of the Closing Retained Working Capital Statement and Parent and Advance shall meet promptly in an effort to resolve such disagreement. If Parent and Advance are unable to resolve such disagreement within fifteen (15) days thereafter, Parent and Advance shall promptly submit the disagreement to PricewaterhouseCoopers LLP (the "Arbitrator"), whose decision with respect to the calculation of Retained
 ----------
Working Capital in the Closing Retained Working Capital Statement and any payments due with respect thereto will be final and binding. Parent and Advance will cooperate to complete the arbitration within fifteen (15) days of submission of the matter to the Arbitrator, and the Arbitrator will be instructed to render a decision within ten (10) days after completion of the arbitration. Parent and Advance will each pay one-half of the fees and expenses of the Arbitrator. Any payment due and owing from Parent to Advance under this
Section 2.10 shall
bear interest at the rate of eight and one-half percent (8 1/2%) per annum from the Closing Date to the Date of Payment.


                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT
              ---------------------------------------------------

          Seller and Parent represent and warrant to Advance, ASCI and Purchaser as follows:

          3.01  Ownership of Company Shares.  Seller is the owner, beneficially
                ---------------------------
and of record, of the Company Shares, free and clear of any Lien, except as set forth on Schedule 3.01 of the Seller Disclosure Memorandum. Seller is not a
         -------------
party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of any Company Shares (other than this Agreement).

          3.02  Authorization.  Each of Seller and Parent has the requisite
                -------------
power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations under this Agreement and the consummation by Seller of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and approved by all necessary stockholder action on the part of Seller and Parent. No other corporate proceeding on the part of Seller and Parent is necessary for the execution and delivery of this Agreement by Seller and Parent, the performance by Seller and Parent of their respective obligations under this Agreement and the consummation by Seller and Parent of the transactions contemplated by this Agreement.

          3.03  Binding Effect.  This Agreement has been duly executed and
                --------------
delivered by Seller and Parent and is a legal, valid and binding obligation of Seller and Parent, enforceable against Seller and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          3.04  No Violations.  The execution, delivery and performance by
                -------------
Seller or Parent of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other organizational documents of Seller or Parent, (ii) subject to obtaining the Required Consents, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Seller or Parent under, any note, bond, mortgage, indenture, Permit, license, lease, agreement, contract, arrangement or commitment to which Seller or Parent is a party or by which Seller or Parent or any of its assets or properties are bound or affected, or (iii) subject to obtaining the Required Consents, violate or result in a breach of, or constitute a default under, any Law or Judgment applicable to Seller or Parent or by which Seller or Parent or any of their respective assets are bound or affected, except, in the cases of clauses (ii) and (iii), for any conflict, breach, default, termination, cancellation, acceleration or violation which, in the aggregate, would not reasonably be expected to materially impair the ability of Seller or Parent to effect the Closing.

          3.05  Brokers and Finders.  Except for Lazard Freres & Co. LLC, whose
                -------------------
fees will be paid by Parent or an Affiliate of Parent (other than the Company or any of its Subsidiaries), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any Affiliate of Parent (including the Company) who might be entitled to any fee or commission from Parent or any Affiliate of Parent (including the Company) in connection with the transactions contemplated by this Agreement.

          3.06  Investment Intent.  Seller and Parent hereby acknowledge that
                -----------------
the Merger Shares are not registered under the Securities Act or registered or qualified for sale under any state securities law and that the Merger Shares cannot be resold without registration thereunder or exemption therefrom. Subject to the terms of the Stockholders Agreement, Seller is acquiring such Merger Shares for its own account as principal, for investment and not with a view toward the sale or distribution thereof. Seller has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in such Merger Shares and has the ability to bear the economic risks of such investment.


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          Except as disclosed in the Seller Disclosure Memorandum delivered at or prior to the date of this Agreement (it being understood that each section of the Seller Disclosure Memorandum shall list all items applicable to such section, although the inadvertent omission of an item from a section shall not be a breach of this Agreement if such item is disclosed in another section of the Seller Disclosure Memorandum), Seller, Parent and the Company represent and warrant to Advance, ASCI and Purchaser as follows:

          4.01  Authorization.  The Company has the requisite power and
                -------------
authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of the Company and approved by all necessary stockholder action. No other corporate proceeding on the part of the Company is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement.

          4.02  Binding Effect.  This Agreement has been duly executed and
                --------------
delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          4.03  Organization.  Each of the Company and its Subsidiaries is duly
                ------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties where now conducted, owned, leased or operated. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where such license or qualification is required to carry on its business as now conducted, except where the failure to be so qualified or licensed or in good standing, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

          4.04  Capitalization.  The entire authorized capital stock of the
                --------------
Company consists of 100,000 Company Shares, of which 1,000 Company Shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are held beneficially and of record by Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Since the Company's Most Recent Financial Statements, the Company has not declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock.

          4.05  Subsidiaries.  Schedule 4.05 of the Seller Disclosure Memorandum
                ------------   -------------
sets forth for each Subsidiary of the Company (i) its name and jurisdiction of organization, (ii) the amount of capital stock or other equity interests authorized and (iii) the amount of capital stock or other equity interests issued and outstanding, the names of the holders thereof, and the number of shares or the percentage interests held by the Company or its Subsidiaries. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized and are validly issued. The Company, directly or indirectly, holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company.

          4.06  No Violations.  Except as set forth on Schedule 4.06 of the
                -------------                          -------------
Seller Disclosure Memorandum, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) conflict with or violate any provision of the certificates of incorporation, by-laws or other organizational documents of the Company and its Subsidiaries, (ii) assuming the Required Consents are obtained, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of the Company under, any Contract, or (iii) assuming the Required Consents are obtained, violate or result in a breach of or constitute a default under, any Law or Judgment, except, in the cases of clauses (ii) and (iii), for any conflict, breach, default, termination, cancellation or acceleration which, in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or materially impair the ability of Parent, Seller or the Company to effect the Closing.

          4.07  Consents and Approvals.  Except as specifically set forth on
                ----------------------
Schedule 4.07 of the Seller Disclosure Memorandum or as required by the HSR Act
-------------
and any other similar federal, state, local or foreign laws or regulations and except for the filing of the Certificate of Merger with the Secretary of State of Delaware (together with the Consents, notices and filings referred to in
Section 5.09 and Schedules 4.07 of the Seller Disclosure Memorandum and 5.09 of
                 --------------                                         ----
the Advance Disclosure Memorandum, the "Required Consents"), no Consent is
                                        -----------------
required to be obtained by the Company (or by any Affiliate) from, and no notice or filing is required to be given by the Company (or by any Affiliate) to or made by the Company (or by any Affiliate) with, any federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by Seller of this Agreement, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Schedule 4.07 of the Seller Disclosure
                                       -------------
Memorandum sets forth each Company's Lease which expressly requires the Consent of a Person in connection with the consummation of the transactions contemplated by this Agreement (a "Company Consent Lease").
                      ---------------------

          4.08  Financial Statements.  (a) Set forth on Schedule 4.08(a) of the
                --------------------                    ----------------
Seller Disclosure Memorandum are the following financial statements (collectively the "Company's Financial Statements"): (i) the audited
                   ------------------------------
consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 30, 1995, December 28, 1996 and January 3, 1998 for the Company and its Subsidiaries and the notes related thereto; and (ii) the unaudited consolidated balance sheets and statements of income, stockholders' equity, and cash flow (the "Company's
                                                                    ---------
Most Recent Financial Statements") as of and for the quarter and the six months
--------------------------------
ended July 4, 1998 (the "Company's Most Recent Fiscal Quarter") for the Company
                         ------------------------------------
and its Subsidiaries. The Company's Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods; provided,
                                                                 --------
however, that the Company's Most Recent Financial Statements are subject to
-------
normal year-end adjustments that in the aggregate will not be material and lack footnotes and other presentation items.

          (b) Except to the extent reflected or reserved against in the Company's Financial Statements, and except as set forth in the Seller Disclosure Memorandum, the Company has no liabilities except for (i) liabilities which have arisen after the Company's Most Recent Financial Statements in the ordinary course of business consistent with past practice, (ii) liabilities with respect to Contracts and (iii) liabilities which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (c) Assuming the Required Consents are obtained and except as set forth on Schedule 4.08(c) of the Seller Disclosure Memorandum, the Company and
         ----------------
its Subsidiaries have no liability, whether absolute, contingent, accrued or otherwise, and no liability will arise out of the transactions contemplated by this Agreement, due to the issuance or acceptance of Sears Credit Cards by the Company or its Subsidiaries (other than as provided for in the applicable Merchant

Agreements), or any Contract for servicing, financing, insurance or collection of accounts receivable related to issuance or acceptance of Sears Credit Cards (other than liabilities to Parent, its Affiliates or third party providers retained by them that are reflected on the Company's Most Recent Financial Statements or such similar liabilities incurred since the Company's Most Recent Financial Statements). The Company and its Subsidiaries have complied in all material respects with all laws related to issuance or acceptance of credit cards by the Company and its Subsidiaries.

          4.09  Absence of Change.  Except as disclosed on Schedule 4.09 of the
                -----------------                          -------------
Seller Disclosure Memorandum and except to the extent arising out of or relating to the transactions contemplated by this Agreement, since the end of the Company's Most Recent Fiscal Quarter, (i) the Company and its Subsidiaries have been operated in the ordinary course in a manner consistent with past practice and in accordance with Section 7.01(a) and (ii) there has not been any change in the business, properties, assets or financial condition of the Company and its Subsidiaries other than, in each of cases (i) and (ii), changes which, in the aggregate, would not constitute a Company Material Adverse Change.

          4.10  Title to Assets;  Real Property and Related Matters.  (a)
                ---------------------------------------------------
Schedule 4.10(a) of the Seller Disclosure Memorandum lists all real property
----------------
owned by the Company and its Subsidiaries as of August 10, 1998 (the "Company's
                                                                      ---------
Real Property").  Except as set forth on Schedule 4.10(a) of the Seller
-------------                            ----------------
Disclosure Memorandum, the Company and its Subsidiaries have good and, with respect to the Company's Real Property, insurable, indefeasible, fee-simple title to their respective properties and assets reflected on the Company's Most Recent Financial Statements or acquired by them since the Company's Most Recent Fiscal Quarter (other than properties and assets disposed of in the ordinary course of business since the Company's Most Recent Fiscal Quarter), and all such properties and assets are free and clear of Liens, except for Permitted Liens.

          (b) Schedule 4.10(b) of the Seller Disclosure Memorandum lists each
              ----------------
lease or agreement to which the Company or any of its Subsidiaries is a party under which it is a lessee of any material property, real or personal as of August 10, 1998 (the "Company's Leases"). Except as set forth on Schedule
                      ----------------                            --------
4.10(b) of the Seller Disclosure Memorandum, as of the date of this Agreement,
-------
each lease is in full force and effect and is a valid agreement, duly authorized and entered into, without any material default of the Company or any of its Subsidiaries thereunder and, to the knowledge of Seller, without any material default thereunder of any other party thereto. The Company or its Subsidiaries have good and indefeasible leasehold title to the real properties covered by the Company's Leases, free and clear of Liens, except for Permitted Liens, other than failures of title which in the aggregate would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received or given a written notice of default under the Company's Leases other than notices with respect to defaults which have either been cured or waived or with respect to defaults which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          4.11  Litigation.  (a) Except as set forth on Schedule 4.11(a) of the
                ----------                              ----------------
Seller Disclosure Memorandum, there are no Proceedings pending or, to the knowledge of Seller, threatened, involving the Company or any of its Subsidiaries other than those which, in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or materially impair Seller's ability to effect the Closing.

          (b) None of the Company nor any of its Subsidiaries is subject to any Judgment other than those which, in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or materially impair Seller's ability to effect the Closing.

          (c) Except as set forth on Schedule 4.11(c) of the Seller Disclosure
                                     ----------------
Memorandum, there are no Proceedings pending or, to the knowledge of Seller, threatened, that allege or indicate that the Company or any of its Subsidiaries may be in violation of, or has any liability under, any Environmental Law other than those which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect or materially impair Seller's ability to effect the Closing.

          4.12  Compliance With Applicable Law.  Except as set forth on Schedule
                ------------------------------                          --------
4.12 of the Seller Disclosure Memorandum, each of the Company and its
----
Subsidiaries is presently complying in all material respects with all applicable Laws and Judgments, except for such failures to comply which, in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

          4.13  Permits.  Schedule 4.13 of the Seller Disclosure Memorandum sets
                -------   -------------
forth each Permit affecting, or relating to, the business and operations of the Company and its Subsidiaries, other than Permits the absence of which would not have a Company Material Adverse Effect. Except as set forth on Schedule 4.13 of
                                                               -------------
the Seller Disclosure Memorandum, as of the date of this Agreement such Permits are valid and in full force and effect and none of the Permits will, assuming the related Required Consents have been obtained, be terminated or impaired or become terminable, or subject to penalty, forfeiture or damages, as a result of the transactions contemplated by this Agreement, except, in each case, such Permits the termination or impairment of which would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries have all Permits required to conduct their respective businesses as currently conducted, and the Company and each of the Subsidiaries have been operating their respective businesses pursuant to and in compliance with the terms of all such Permits, except for such failures to comply which have not resulted in and will not result in, in the aggregate, a Company Material Adverse Effect.

          4.14  Environmental Matters.  (a) For purposes of this Section 4.14,
                ---------------------
the following terms shall have the following meanings:

               (i) "Release" means any release, threatened release, spilling,
                    -------
          leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Substance on or prior to the Closing Date in excess of federal or state mandatory clean up levels. Notwithstanding the foregoing, in the event (i) of any environmental Proceeding by a third party or any claim of damage or injury to a third party or (ii) where the federal or state mandatory clean up levels have not been specified and the Company or any of its Subsidiaries is liable for any Damages, the term "Release" shall mean any Release without regard to federal or state mandatory clean up levels.

               (ii)  "Hazardous Substance" means any pollutants, contaminants,
                      -------------------
          chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and any other substance, material or waste in a quantity that is subject to regulation, control or remediation under any Environmental Law.

               (iii)  "Environmental Conditions" means the Release of any
                       ------------------------
          Hazardous Substance (whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which the Company or any of its Subsidiaries has or may become liable to any Person or by reason of which their respective businesses or any of their respective assets may suffer or be subjected to any Lien or liability.

               (iv)  "Site" means any real property now or previously owned or
                      ----
          operated by the Company or any of its Subsidiaries other than Wet Stores and all Tire Stores or assets owned, leased or operated by the Company or its Subsidiaries at any time prior to Closing.

          (b) Except as disclosed on Schedules 4.11(c) and 4.14(b) of the Seller
                                     -----------------     -------
Disclosure Memorandum:

               (i) To the knowledge of Seller, all Sites are in material compliance with all Environmental Laws and to the knowledge of Seller, neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law with respect to any Site;

               (ii) To the knowledge of Seller, the Company and its Subsidiaries have obtained and are in material compliance with the conditions of all Permits required under applicable Environmental Laws for the continued conduct of their respective businesses in the manner now conducted;

               (iii) There is no pending or, to the knowledge of Seller, threatened in writing Proceeding indicating or alleging that the Company or any of its Subsidiaries may be (A) in material violation of any Environmental Law, (B) subject to material liabilities or obligations for any clean-up, remediation or corrective action under any Environmental Law or otherwise, (C) subject to material claims arising under any Environmental Law for personal injury, property damage or damage to natural resources or (D) subject to material fines or penalties arising under any Environmental Law;

               (iv) No Release has occurred at any Site, and there are no present or past Environmental Conditions in any way relating to the Company, any of its Subsidiaries, their respective businesses, or any Site, except for Releases or Environmental Conditions which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect;

               (v) The Company has made available to Purchaser copies of all environmental audits or other studies or reports in the Company's or any of its Subsidiaries possession or reasonably available to any of them relating to any Environmental Condition or relating to the business of the Company or any of its Subsidiaries;

               (vi) Neither the Company nor any of its Subsidiaries has received written notice that it is a potentially responsible party with respect to any foreign, federal, state, or local environmental clean-up site or with respect to investigations or corrective actions under any Environmental Law;

               (vii) Neither the Company nor any of its Subsidiaries has received written notice of any alleged, actual or potential responsibility, inquiry, investigation or Proceeding regarding (x) any Release by the Company or any of its Subsidiaries at any Site or other location or (y) any violation of or non-compliance by the Company or any of its Subsidiaries with the conditions of any Permit for any Site required under any Environmental Law or the provisions of any Environmental Law;

               (viii) From and after January 1, 1996, the Company and its Subsidiaries have caused batteries in connection with Puerto Rico operations to be disposed of in a manner which is in compliance with, and would otherwise not result in any material liability under, Environmental Laws; and

               (ix)   None of the matters disclosed on Schedule 4.14(b) of the
                                                       ----------------
          Seller Disclosure Memorandum would reasonably be expected, in the aggregate, to have a Company Material Adverse Effect.

          4.15  Contracts.  (a) Except as listed in Schedule 4.15(a) of the
                ---------                           ----------------
Seller Disclosure Memorandum, as of August 10, 1998, none of the Company or any of its Subsidiaries is a party to or subject to:

                (i) any lease providing for annual rentals or an aggregate rental of $50,000 or more;

               (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets which either provides for payment by the Company or its Subsidiaries of $250,000 or more annually or extends for a term of greater than one year, or any material agreement in the form of a requirements, exclusive dealing or take-or-pay arrangement;

               (iii) any sales, agency, distribution or other similar agreement providing for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that, for the period subsequent to January 1, 1997, provided any revenue in excess of $250,000 (during the course of one year) to the Company or any of its Subsidiaries or any other such agreements to be performed subsequent to the date of this Agreement;

               (iv) any dealer agreements and sales center agreements as of July 22, 1998;

               (v) any partnership, joint venture or other similar contract arrangement or agreement;

               (vi) any option agreement, license agreement, franchise agreement or other agreement in respect of similar rights granted to or by or held by the Company or any of its Subsidiaries;

               (vii) any material agreement, contract or commitment that substantially limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of their material assets or which would so limit the freedom of the Surviving Corporation after the Closing Date;

               (viii) any written agreement or contract with or for the benefit of any Affiliate of the Company;

               (ix)   any labor union contract;

               (x) any agreement, contract or commitment with any employee, executive, director or officer of the Company or any of its Subsidiaries, including agreements related to separation from employment;

               (xi) except for intercompany obligations which will be eliminated prior to the Closing Date, any agreement or commitment pursuant to which the Company or any of its Subsidiaries (A) will make loans or advances, (B) has or will have incurred debts or (C) will become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except in the case of each of (A), (B) and (C), for the negotiation or collection of negotiable instruments in the ordinary course of business);

               (xii)  any material advertising or event sponsorship agreement;

               (xiii) any tax sharing agreement;

               (xiv) any indentures, credit agreements, loan agreements, notes, mortgages, security agreements or other agreements for financing; or

               (xv) any other agreement, contract or commitment not made in the ordinary course of business which is material to the Company and its Subsidiaries taken as a whole.

          (b) Except as set forth on Schedule 4.15(b) of the Seller Disclosure
                                     ----------------
Memorandum, each of the material Contracts of the Company and its Subsidiaries and each of the Contracts listed on Schedule 4.15(a) of the Seller Disclosure
                                    ----------------
Memorandum is a valid and binding agreement of the Company or its Subsidiaries in accordance with its terms and is in full force and effect and, to the knowledge of Seller, such Contracts are valid and binding on each other party thereto. The Company is not in default of any Contract other than such defaults that in the aggregate would not constitute a Company Material Adverse Effect.
To the knowledge of Seller, no other party to such Contracts is in default in any material respect under the terms of any such Contract, nor, to the knowledge of Seller, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder. True and complete copies of each material Contract have been delivered or made available to Advance.

          4.16  Intellectual Property.  (a) Schedule 4.16(a) of the Seller
                ---------------------       ----------------
Disclosure Memorandum lists all patents, registered trademarks, registered service marks, trade names and registered copyrights and all applications for any of the foregoing owned by the Company and its Subsidiaries as of the date of this Agreement or exclusively licensed for use in the conduct of the businesses of the Company and its Subsidiaries as of the date of this Agreement (collectively, the "Company's Intellectual Property"). There are no
                    -------------------------------
unregistered or common law trademarks, service marks or copyrights owned by the Company and its Subsidiaries that are used in the ordinary course of their business for which registrations have not been applied for which in the aggregate are material to their business. Except as set forth on Schedule
                                                                  --------
4.16(a) of the Seller Disclosure Memorandum and subject to obtaining the
-------
Required Consents associated with licenses of any of the foregoing by the Company and its Subsidiaries which are in effect as of the date of this Agreement, (i) to the knowledge of Seller, the Company and its Subsidiaries, as of the date of this Agreement, possess the lawful right to conduct their respective businesses using the Company's Intellectual Property where these businesses are now conducted, and (ii) none of the Company or any of its Subsidiaries has received notice of any material claim by any Person or any Proceeding pending or threatened which relates to the infringement of or the use of any of the Company's Intellectual Property or another Person's Intellectual Property by the Company or any of its Subsidiaries, or the validity or enforceability of the Company's Intellectual Property or the rights of the Company or any of its Subsidiaries therein.

          (b) Except as set forth on Schedule 4.16(b)(i) of the Seller
                                     -------------------
Disclosure Memorandum, Seller has no knowledge of any infringement or improper use by any third party of the Company's Intellectual Property. Except as set forth on Schedule 4.16(b)(ii) of the Seller Disclosure Memorandum, none of the
         --------------------
Company or any of its Subsidiaries has taken or omitted to take any action which action or omission to act would have the effect of waiving any material rights to the material Intellectual Property.

           4.17 Taxes.  Except as disclosed in Schedule 4.17 of the Seller
                -----                          -------------
Disclosure Memorandum:

               (i) The Company and each of its Subsidiaries have filed or will file (or has had filed on its behalf) on a timely basis all Tax Returns as required by applicable law to be filed before the Closing Date. Each such Tax Return is, or will be when filed, true, correct and complete in all material respects. All Taxes shown as due and owing on all such Tax Returns have been paid, or will be paid upon filing of such Tax Return. If any Tax Return of the Company or any of its Subsidiaries was not filed on or before the applicable due date for such Tax Return, the Company or its Subsidiary, as the case may be, filed a timely request for an extension of time within which to file such Tax Return.

               (ii) The Company and each of its Subsidiaries have or will have no additional material liability for Taxes with respect to any Tax Return which was or will be required by law to be filed before the Closing Date, other than as reflected as liabilities on the Company's Most Recent Financial Statements. The amounts provided as a liability on the Company's Most Recent Financial Statements for Taxes are adequate to cover unpaid liabilities for Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto.

               (iii) No federal, state, local or foreign audits or other administrative proceeding or court proceeding exist with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice that an audit or other administrative proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes for any taxable period ending on or before the Closing Date.

               (iv) All Tax deficiencies which have been claimed, proposed or asserted in writing against the Company or any of its Subsidiaries have been fully paid or finally settled.

               (v) All Taxes that the Company and each of its Subsidiaries are required by law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Taxing Authorities or are held in separate bank accounts for such purpose.

               (vi) Neither the Company nor any of its Subsidiaries has made or become obligated to make, and will not as a result of any event connected with any transaction contemplated herein become obligated to make, any payments that could be nondeductible by reason of Section 280G (without regard to subsection (b)(4) thereof) or 162(m) of the Code.

               (vii) Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

               (viii) Neither the Company nor any of its Subsidiaries has any liability for Taxes of any person, other than itself or any of the Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law).

               (ix) None of the assets of either the Company or any of its Subsidiaries are subject to a consent pursuant to Section 341(f) of the Code (or any predecessor provision).

               (x) There are no Liens for Taxes other than Permitted Liens upon the Company's assets.

          4.18  Employee Matters.  (a) Schedule 4.18(a) of the Seller Disclosure
                ----------------       ----------------
Memorandum lists each material employee benefit plan, arrangement, policy or program that any of the Company and its Subsidiaries maintains or to which any of the Company and its Subsidiaries contributes other than severance and retention plans relating to the transactions contemplated by this Agreement and set forth on Schedule 7.07 of the Seller Disclosure Memorandum (collectively,
             -------------
the "Company's Plans"), including each material employee benefit plan within the
     ---------------
meaning of Section 3(3) of ERISA. None of the Company nor any of its Subsidiaries has any obligation to contribute to, or has any liability or contingent liability with respect to, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA). The value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued and ancillary benefits (whether or not vested) under each Company's Plan that is a defined benefit plan (within the meaning of Section 414(j) of the Code) did not exceed, as of the most recent valuation date, and will not exceed as of the Closing Date, the then current fair market value of the assets of the plan. No amount is due or owing to the Pension Benefit Guaranty Corporation (other than a liability for premiums under Section 4007 of ERISA). There are no investigations, proceedings or lawsuits, either currently in progress or expected to be instituted in the future, relating to any Company's Plan, by any administrative agency, whether local, state or federal. There are no pending or threatened lawsuits or other claims (other than routine claims for benefits under the plan and qualified domestic relations orders) against or involving any Company's Plan, or any Fiduciary of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary or Fiduciary thereunder, nor is there any reasonable basis for any such claim. None of the persons performing services for the Company or any of its Subsidiaries have been improperly classified as independent contractors, leased employees or as being exempt from the payment of wages for overtime other than such improper classifications which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect. To the extent applicable, the Company has furnished or made available to Purchaser copies of each Company's Plan and any summary plan description relating thereto, a copy of the most recent determination letter issued by the IRS with respect to each Company's Plan, and the most recent Form 5500.

          (b) Except as set forth on Schedule 4.18(b) of the Seller Disclosure
                                     ----------------
Memorandum, to the knowledge of Seller, each Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of Law.

          (c) Except as set forth on Schedule 4.18(c) of the Seller Disclosure
                                     ----------------
Memorandum, since January 1, 1995, there has not been nor is there pending, or to the knowledge of Seller threatened, any strikes, slow downs, work stoppages or other similar labor actions by any group of employees employed by the Company or any of its Subsidiaries.

          (d) Except as set forth on Schedule 4.18(d) of the Seller Disclosure
                                     ----------------
Memorandum, there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Company or its Subsidiaries, and there has been no such attempt since January 1, 1995.

          4.19  Certain Business Relationships with the Company and Its
                -------------------------------------------------------
Subsidiaries. Except as set forth on Schedule 4.19 of the Seller Disclosure
------------                         -------------
Memorandum and the Transition Services Agreement, and except as otherwise contemplated by this Agreement none of Seller or its Affiliates has been involved in any material business arrangement or relationship, Contract or Lease with any of the Company and its Subsidiaries within the past 12 months and none of Seller or its Affiliates owns any material asset, tangible or intangible, which is used in the business of any of the Company and its Subsidiaries.

          4.20  Warranties.  Except as set forth on Schedule 4.20 of the Seller
                ----------                          -------------
Disclosure Memorandum, no warranty or similar claims are currently pending against the Company or any of its Subsidiaries other than those claims which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.

          4.21  Inventories.  The inventories of the Company and its
                -----------
Subsidiaries that are reflected on the Most Recent Financial Statements are usable or saleable in all material respects in the ordinary course of business, in accordance with the past custom and practice of the Company and its Subsidiaries.

          4.22  Sufficiency of Assets.  Except for such properties (i) used to
                ---------------------
provide such services described in Schedule 4.19 of the Seller Disclosure
                                   -------------
Memorandum, (ii) used to provide the services of Parent under the Transition Services Agreement and (iii) which is distributed, conveyed or transferred in accordance with this Agreement, the real property owned or leased by the Company or its Subsidiaries, and the personal, intellectual or other property that is owned, leased or licensed by the Company and its Subsidiaries, constitute all the properties and assets necessary for, or material to, the business of the Company and its Subsidiaries as currently conducted, except for such properties and assets which are immaterial to the Company and its Subsidiaries, taken as a whole.

          4.23  Insurance.  Schedule 4.23 of the Seller Disclosure Memorandum
                ---------   -------------
sets forth a true and complete list, as of the date of this Agreement, of all insurance policies to which the Company or any of its Subsidiaries is a party covering the Company or its Subsidiaries and their owned or leased properties or employees. To Seller's knowledge, such insurance polices are in full force and effect and would not be terminated as a result of the transactions contemplated by this Agreement. None of the Company or any of its Subsidiaries has received any written notice of cancellation or nonrenewal of any such insurance policy.


                                    ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF ADVANCE AND PURCHASER
            -------------------------------------------------------

          Except as disclosed in the Advance Disclosure Memorandum delivered at or prior to the date of this Agreement (it being understood that each section of the Advance Disclosure Memorandum shall list all items applicable to such section, although the inadvertent omission of an item from a section shall not be a breach of this Agreement if such item is disclosed in another section of the Advance Disclosure Memorandum), Advance and Purchaser represent and warrant to Parent and Seller as follows:

          5.01  Authorization.  Advance has the requisite power and authority to
                -------------
execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Advance and Purchaser, the performance by Advance and Purchaser of their respective obligations under this Agreement and the consummation by Advance and Purchaser of the transactions contemplated by this Agreement have been duly authorized by their respective Boards of Directors and approved by all necessary stockholder action. No other corporate proceeding on the part of Advance and Purchaser is necessary for the execution and delivery of this Agreement by Advance and Purchaser, the performance by Advance and Purchaser of their respective obligations under this Agreement and the consummation by Advance and Purchaser of the transactions contemplated by this Agreement.

          5.02  Binding Effect.  This Agreement has been duly executed and
                --------------
delivered by Advance and Purchaser and is a legal, valid and binding obligation of Advance and Purchaser, enforceable against Advance and Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          5.03  No Violations.  Except as set forth on Schedule 5.03 of the
                -------------                          -------------
Advance Disclosure Memorandum, the execution, delivery and performance by Advance or Purchaser of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other organizational documents of Advance or Purchaser, (ii) assuming the Required Consents are obtained, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Advance or Purchaser under, any Contract, or (iii) assuming the Required Consents are obtained, violate or result in a breach of, or constitute a default under, any Law or Judgment, except, in the cases of clauses (ii) and
(iii), for any conflict, breach, default, termination, cancellation or acceleration, which, in the aggregate, would not reasonably be expected to materially impair the ability of Advance or Purchaser to effect the Closing or result in an Advance Material Adverse Effect.

          5.04  Brokers and Finders.  Except for the fees of Freeman Spogli &
                -------------------
Co. Incorporated, which will be paid by Advance or Purchaser, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Advance or Purchaser or any Affiliate of Advance or Purchaser who might be entitled to any fee or commission from Advance or Purchaser or any Affiliate of Advance or Purchaser in connection with the transactions contemplated by this Agreement.

          5.05  Investment Intent.  Advance and Purchaser hereby acknowledge
                -----------------
that the Company Shares are not registered under the Securities Act or registered or qualified for sale under any state securities law and that the Company Shares cannot be resold without registration thereunder or exemption therefrom. Advance has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Company and has the ability to bear the economic risks of such investment.

          5.06  Organization.  Each of Advance, Purchaser and their Subsidiaries
                ------------
is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties where now conducted, owned, leased or operated. Each of Advance, Purchaser and their Subsidiaries is duly licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where such license or qualification is required to carry on its business as now conducted, except where the failure to be so qualified or licensed or in good standing, as the case may be, would not, in the aggregate, have an Advance Material Adverse Effect.

          5.07  Capitalization.  The entire authorized capital stock of Advance
                --------------
consists of Advance Class A Common Stock, Class B Common Stock and Preferred Stock, of which 12,603,800 shares of Class A Common Stock are issued and outstanding, not taking into account the issuance of Advance Common Stock set forth in Sections 2.07 and 2.09, and no shares of Class B Common Stock or Preferred Stock are outstanding. Set forth on Schedule 5.07 of the Advance
                                               -------------
Disclosure Memorandum is the name of, and number of shares of Advance Common Stock held of record by, each shareholder of Advance as of the date of this Agreement. All of the issued and outstanding shares of Advance Common Stock have been duly authorized, are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.07 of the Advance Disclosure Memorandum, there
                       -------------
are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Advance to issue, sell or otherwise cause to become outstanding any shares of Advance Common Stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Advance. Since Advance's Most Recent Financial Statements, neither Advance nor any of its Subsidiaries other than directly or indirectly wholly owned Subsidiaries of Advance have declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock. Immediately after the Closing, the Merger Shares shall represent approximately 40.6% of the sum of the issued and outstanding Advance Common Stock as of the date of this Agreement plus the shares of Advance Common Stock sold to the Investors hereunder and shall be duly authorized, fully paid and non-assessable.

          5.08  Subsidiaries.  Schedule 5.08 of the Advance Disclosure
                ------------   -------------
Memorandum sets forth for each Subsidiary of Advance (i) its name and jurisdiction of organization, (ii) the amount of capital stock or other equity interests authorized and (iii) the amount of capital stock or other equity interests issued and outstanding, the names of the holders thereof, and the number of shares or the percentage interests held by Advance or its Subsidiaries. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Advance have been duly authorized and are validly issued. Advance, directly or indirectly, holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Advance.

          5.09  Consents and Approvals.  Except as specifically set forth on
                ----------------------
Schedule 5.09 of the Advance Disclosure Memorandum or as required by the HSR Act
-------------
and any other similar federal, state, local or foreign laws or regulations and except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or as required by the Required Consents, no Consent is required to be obtained by the Company (or by any Affiliate) from, and no notice or filing is required to be given by Advance (or by any Affiliate) to or made by Advance (or by any Affiliate) with, any federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by Advance and Purchaser of this Agreement, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, in the aggregate, reasonably be expected to result in an Advance Material Adverse Effect.

          5.10  Financial Statements.  (a) Set forth on Schedule 5.10(a) of the
                --------------------                    ----------------
Advance Disclosure Memorandum are the following financial statements (collectively "Advance's Financial Statements"): (i) the audited consolidated
               ------------------------------
balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 30, 1995, December 28, 1996 and January 3, 1998 for Advance and its Subsidiaries and the notes related thereto; and (ii) the unaudited condensed consolidated balance sheets and statements of income, stockholders' equity, and cash flow ("Advance's Most
                                                            --------------
Recent Financial Statements") as of and for the sixteen weeks and twenty-eight
---------------------------
weeks ended July 18, 1998 ("Advance's Most Recent Fiscal Quarter") for Advance
                            ------------------------------------
and its Subsidiaries. Advance's Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial position of Advance and its Subsidiaries as of such dates and the results of operations of Advance and its Subsidiaries for such periods; provided, however,
                                                             --------  -------
that Advance's Most Recent Financial Statements are subject to normal year-end adjustments that in the aggregate will not be material and lack footnotes and other presentation items.

          (b) Except to the extent reflected or reserved against in Advance's Financial Statements and except as set forth in the Advance Disclosure Memorandum, Advance and its Subsidiaries have no liabilities except for (i) liabilities which have arisen after Advance's Most Recent Financial Statements in the ordinary course of business consistent with past practice, (ii) liabilities with respect to Contracts and (iii) liabilities which, in the aggregate, would not reasonably be expected to have an Advance Material Adverse Effect.

          5.11  Absence of Change.  Except as disclosed on Schedule 5.11 of the
                -----------------                          -------------
Advance Disclosure Memorandum and except to the extent arising out of or relating to the transactions contemplated by this Agreement, since the end of Advance's Most Recent Fiscal Quarter, (i) Advance and its Subsidiaries have been operated in the ordinary course in a manner consistent with past practice and in accordance with Section 7.01(b) and (ii) there has not been any change in the business, properties, assets or financial condition of Advance and its Subsidiaries other than, in each of cases (i) and (ii), changes which, in the aggregate, would not constitute an Advance Material Adverse Change. Except with respect to the matters described in Schedule 5.11 of the Advance Disclosure
                                    -------------
Memorandum, Advance and its Subsidiaries have not entered into any material agreement with an Affiliate of Advance since the end of Advance's Most Recent Fiscal Quarter.

          5.12  Title to Assets;  Real Property and Related Matters.  (a)
                ---------------------------------------------------
Schedule 5.12(a) of the Advance Disclosure Memorandum lists all real property
----------------
owned by Advance and its Subsidiaries as of August 10, 1998 ("Advance's Real
                                                              --------------
Property").  Except as set forth on Schedule 5.12(a) of the Advance Disclosure
--------                            ----------------
Memorandum, Advance and its Subsidiaries have good and, with respect to Advance's Real Property, insurable, indefeasible, fee-simple title to their respective properties and assets reflected on Advance's Most Recent Financial Statements or acquired by them since Advance's Most Recent Fiscal Quarter (other than properties and assets disposed of in the ordinary course of business since Advance's Most Recent Fiscal Quarter), and all such properties and assets are free and clear of Liens, except for Permitted Liens.

          (b) Schedule 5.12(b) of the Advance Disclosure Memorandum lists each
              ----------------
lease or agreement to which Advance or any of its Subsidiaries is a party under which it is a lessee of any material property, real or personal as of August 10, 1998 ("Advance's Leases"). Except as set forth on Schedule 5.12(b) of the
       ----------------                            ----------------
Advance Disclosure Memorandum, as of the date of this Agreement, each lease is in full force and effect and is a valid agreement, duly authorized and entered into, without any material default of Advance or any of its Subsidiaries thereunder and, to the knowledge of Advance, without any material default thereunder of any other party thereto. To the knowledge of Advance, as of the date of this Agreement, neither Advance nor any of its Subsidiaries have received or given a written notice of default under Advance's Leases other than notices with respect to defaults which have either been cured or waived or with respect to defaults which, in the aggregate, would not reasonably be expected to have an Advance Material Adverse Effect.

          5.13  Litigation.  (a) Except as set forth on Schedule 5.13(a) of the
                ----------                              ----------------
Advance Disclosure Memorandum, there are no Proceedings pending or, to the knowledge of Advance, threatened, involving Advance or any of its Subsidiaries other than those which, in the aggregate, would not reasonably be expected to result in an Advance Material Adverse Effect or materially impair Advance's ability to effect the Closing.

          (b) None of Advance nor any of its Subsidiaries is subject to any Judgment other than those which, in the aggregate, would not reasonably be expected to result in an Advance Material Adverse Effect or materially impair Advance's ability to effect the Closing.

          5.14  Compliance With Applicable Law.  Except as set forth on Schedule
                ------------------------------                          --------
5.14 of the Advance Disclosure Memorandum, each of Advance and its Subsidiaries
----
is presently complying in all material respects with all applicable Laws and Judgments, except for such failures to comply which, in the aggregate, would not reasonably be expected to result in an Advance Material Adverse Effect.

          5.15  Permits.  Schedule 5.15 of the Advance Disclosure Memorandum
                -------   -------------
sets forth each Permit affecting, or relating to, the business and operations of Advance and its Subsidiaries, other than Permits the absence of which would not have an Advance Material Adverse Effect. Except as set forth on Schedule 5.15
                                                                -------------
of the Advance Disclosure Memorandum as of the date of this Agreement, such Permits are valid and in full force and effect and none of the Permits will, assuming the related Required Consents have been obtained, be terminated or impaired or become terminable, or subject to penalty, forfeiture or damages, as a result of the transactions contemplated by this Agreement, except, in each case, such Permits the termination or impairment of which would not have an Advance Material Adverse Effect. Advance and each of its Subsidiaries have all Permits required to conduct their respective businesses as currently conducted, and Advance and each of the Subsidiaries have been operating their respective businesses pursuant to and in compliance with the terms of all such Permits, except for such failures to comply which have not resulted in and will not result in, the aggregate, an Advance Material Adverse Effect.

          5.16  Environmental Matters.  (a) For purposes of this Section 5.16,
                ---------------------
the following terms shall have the following meanings:

               (i)  "Release" means any release, threatened release, spilling,
                     -------
          leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Substance on or prior to the Closing Date in excess of federal or state mandatory clean up levels. Notwithstanding the foregoing, in the event (i) of any environmental Proceeding by a third party or any claim of damage or injury to a third party or (ii) where the federal or state mandatory clean up levels have not been specified and Advance or any of its Subsidiaries is liable for any Damages, the term "Release" shall mean any Release without regard to federal or state mandatory clean up levels.

               (ii)  "Hazardous Substance" means any pollutants, contaminants,
                      -------------------
          chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether sold, liquid or gas, including any quantity or asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and any other substance, material or waste in a quantity that is subject to regulation, control or remediation under any Environmental Law.

               (iii) "Environmental Conditions" means the Release of any
                     ------------------------
          Hazardous Substance (whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which Advance or any of its Subsidiaries has or may become liable to any Person or by reason of which their respective businesses or any of their respective assets may suffer or be subjected to any Lien or liability.

               (iv)  "Site" means any real property now or previously owned or
                      ----
          operated by Advance or any of its Subsidiaries.

          (b) Except as disclosed on Schedule 5.16(b) of the Advance Disclosure
                                     ----------------
Memorandum:

               (i) To the knowledge of Advance, all Sites are in material compliance with all Environmental Laws and, to the knowledge of Advance, Purchaser has no material liability under any Environmental Law with respect to any Site;

               (ii) To the knowledge of Advance, Advance and its Subsidiaries have obtained and are in material compliance with the conditions of all Permits required under applicable Environmental Laws for the continued conduct of their respective businesses in the manner now conducted;

               (iii) There is no pending or, to the knowledge of Advance, threatened in writing Proceeding indicating or alleging that Advance or any of its Subsidiaries may be (a) in material violation of any Environmental Law, (b) subject to material liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law or otherwise, (c) subject to material claims arising under any Environmental Law for personal injury, property damage or damage to natural resources or (d) subject to material fines or penalties arising under any Environmental Law;

               (iv) No Release has occurred at any Site, and there are no present or past Environmental Conditions in any way relating to Advance, any of its Subsidiaries, their respective businesses, or any Site, except for any Release or Environmental Conditions which in the aggregate would not reasonably be expected to have an Advance Material Adverse Effect;

               (v) Advance has made available to Seller copies of all environmental audits or other studies or reports in Advance's or any of its Subsidiaries possession or reasonably available to any of them relating to any Environmental Condition or relating to the businesses of Advance or any of its Subsidiaries;

               (vi) Neither Advance nor any of its Subsidiaries has received written notice that it is a potentially responsible party with respect to any foreign, federal, state or local environmental clean-up site or with respect to investigations or corrective actions under any Environmental Law relating to a Site;

               (vii) Neither Advance nor any of its Subsidiaries has received written notice of any alleged, actual or potential responsibility, inquiry, investigation or Proceeding regarding (a) any Release by Advance or any of its Subsidiaries at any Site or other location or
          (b) any violation of or non-compliance by Advance or any of its Subsidiaries with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law; and

               (viii) None of the matters disclosed on Schedule 5.16(b) of the
                                                       ----------------
          Advance Disclosure Memorandum would reasonably be expected, in the aggregate, to have an Advance Material Adverse Effect.

          5.17  Contracts.  (a) Except as listed in Schedule 5.17(a) of the
                ---------                           ----------------
Advance Disclosure Memorandum, as of August 10, 1998, none of Advance or any of its Subsidiaries is a party to or subject to:

               (i) any lease providing for annual rentals or an aggregate rental of $50,000 or more;

               (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets which either provides for payment by Advance or its Subsidiaries of $250,000 or more annually or extends for a term of greater than one year, or any material agreement in the form of a requirements, exclusive dealing or take-or-pay arrangement (except that with respect to merchandise vendor Contracts,
          Schedule 5.17(a) of the Advance Disclosure Memorandum shall only set
          ----------------
          forth the top 25 merchandise vendors by purchased volume);

               (iii) any sales, agency, distribution or other similar agreement providing for the sale by Advance or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that, for the period subsequent to January 1, 1997, provided any revenue in excess of $250,000 (during the course of one year) to Advance or any of its Subsidiaries or any other such agreements to be performed subsequent to the date of this Agreement;

               (iv) any partnership, joint venture or other similar contract arrangement or agreement;

               (v) any option agreement, license agreement, franchise agreement or other agreement in respect of similar rights granted to or by or held by Advance or any of its Subsidiaries;

               (vi) any material agreement, contract or commitment that substantially limits the freedom of Advance or any of its Subsidiaries to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of their material assets;

               (vii) any written agreement or contract with or for the benefit of any Affiliate of Advance;

               (viii) any labor union contract;

               (ix) any agreement, contract or commitment with any employee, executive, director or officer of Advance or any of its Subsidiaries, including agreements related to separation from employment;

               (x) any agreement or commitment pursuant to which Advance or any of its Subsidiaries (A) will make loans or advances, (B) has or will have incurred debts or (C) will become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except in the case of each of (A), (B) and (C), for the negotiation or collection of negotiable instruments in the ordinary course of business);

               (xi)   any material advertising or event sponsorship agreement;

               (xii)   any tax sharing agreement;

               (xiiii) any indentures, credit agreements, loan agreements, notes, mortgages, security agreements or other agreements for financing; or

               (xiv) any other agreement, contract or commitment not made in the ordinary course of business which is material to Advance and its Subsidiaries taken as a whole.

          (b) Except as set forth on Schedule 5.17(b) of the Advance Disclosure
                                     ----------------
Memorandum, each of the material Contracts of Advance and its Subsidiaries and each of the Contracts listed on Schedule 5.17(a) of the Advance Disclosure
                                ----------------
Memorandum is a valid and binding agreement of Advance or its Subsidiaries in accordance with its terms and is in full force and effect and, to the knowledge of Advance, such Contracts are valid and binding on each other party thereto. Advance and its Subsidiaries are not in default of any Contract other than such defaults that in the aggregate would not constitute an Advance Material Adverse Effect. To the knowledge of Advance, no other party to such Contracts is in default in any material respect under the terms of any such Contract, nor, to the knowledge of Advance, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder. True and complete copies of each material Contract have been delivered or made available to the Seller.

          5.18  Intellectual Property.  (a) Schedule 5.18(a) of the Advance
                ---------------------       ----------------
Disclosure Memorandum lists all patents, registered trademarks, registered service marks, trade names and registered copyrights and all applications for any of the foregoing owned by Advance and its Subsidiaries as of the date of this Agreement or exclusively licensed for use in the conduct of the businesses of Advance and its Subsidiaries as of the date of this Agreement (collectively, "Advance's Intellectual Property"). Except as set forth on Schedule 5.18(a) of
 -------------------------------                            ----------------
the Advance Disclosure Memorandum, there are no unregistered or common law trademarks, service marks or copyrights owned by Advance and its Subsidiaries that are used in the ordinary course of their business for which registrations have not been applied for which in the aggregate are material to their business. Except as set forth on Schedule 5.18(a) of the Advance Disclosure Memorandum and
                       ----------------
subject to obtaining the Required Consents associated with licenses of any of the foregoing by Advance and its Subsidiaries which are in effect as of the date of this Agreement, (i) to the knowledge of Advance, as of the date of this Agreement, Advance and its Subsidiaries possess the lawful right to conduct their respective businesses using Advance's Intellectual Property where these businesses are now conducted, and (ii) none of Advance or any of its Subsidiaries has received notice of any material claim by any Person or any Proceeding pending or threatened which relates to the use of any of Advance's Intellectual Property or another Person's Intellectual Property by Advance or any of its Subsidiaries, or the validity or enforceability of Advance's Intellectual Property or the rights of Advance or any of its Subsidiaries therein.

          (b) Except as set forth on Schedule 5.18(b)(i) of the Advance
                                     -------------------
Disclosure Memorandum, Advance has no knowledge of any infringement or improper use by any third party of Advance's Intellectual Property. Except as set forth on Schedule 5.18(b)(ii) of the Advance
   --------------------

Disclosure Memorandum, none of Advance or any of its Subsidiaries has taken or omitted to take any action which action or omission to act would have the effect of waiving any material rights to material Advance's Intellectual Property.

           5.19 Taxes.  Except as disclosed in Schedule 5.19 of the Advance
                -----                          -------------
Disclosure Memorandum:

               (i) Advance and each of its Subsidiaries have filed or will file (or has had filed on its behalf) on a timely basis all Tax Returns as required by applicable law to be filed before the Closing Date. Each such Tax Return is, or will be when filed, true, correct and complete in all material respects. All Taxes shown as due and owing on all such Tax Returns have been paid, or will be paid upon filing of such Tax Return. If any Tax Return of Advance or any of its Subsidiaries was not filed on or before the applicable due date for such Tax Return, Advance or its Subsidiary, as the case may be, filed a timely request for an extension of time within which to file such Tax Return.

               (ii) Advance and each of its Subsidiaries have or will have no additional material liability for Taxes with respect to any Tax Return which was or will be required by law to be filed before the Closing Date, other than as reflected as liabilities on Advance's Most Recent Financial Statements. The amounts provided as a liability on Advance's Most Recent Financial Statements for Taxes are adequate to cover unpaid liabilities for Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto.

               (iii) No federal, state, local or foreign audits or other administrative proceeding or court proceeding exist with regard to any Taxes or Tax Returns of Advance or any of its Subsidiaries. Neither Advance nor any of its Subsidiaries has received any written notice that an audit or other administrative proceeding is pending or threatened with respect to any Taxes due from or with respect to Advance or any of its Subsidiaries or any Tax Return filed by or with respect to Advance or any of its Subsidiaries. Neither Advance nor any of its Subsidiaries has granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes for any taxable period ending on or before the Closing Date.

               (iv) All Tax deficiencies which have been claimed, proposed or asserted in writing against Advance or any of its Subsidiaries have been fully paid or finally settled.

               (v) All Taxes that Advance and each of its Subsidiaries are required by law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Taxing Authorities or are held in separate bank accounts for such purpose.

               (vi) Neither Advance nor any of its Subsidiaries has made or become obligated to make, and will not as a result of any event connected with any transaction contemplated herein become obligated to make, any payments that could be nondeductible by reason of Section 280G (without regard to subsection (b)(4) thereof) or 162(m) of the Code.

               (vii) Neither Advance nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

               (viii) Neither Advance nor any of its Subsidiaries has any liability for Taxes of any person, other than itself or any of the Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law).

               (ix) None of the assets of either Advance or any of its Subsidiaries are subject to a consent pursuant to Section 341(f) of the Code (or any predecessor provision).

               (x) There are no Liens for Taxes other than Permitted Liens upon the assets of Purchaser or Advance.

          5.20  Employee Matters.  (a) Schedule 5.20(a) of the Advance
                ----------------       ----------------
Disclosure Memorandum lists each material employee benefit plan, arrangement, policy or program that any of Advance and its Subsidiaries maintains or to which any of Advance and its Subsidiaries contributes (collectively, "Advance's
                                                                ---------
Plans"), including each material employee benefit plan within the meaning of
------
Section 3(3) of ERISA. None of Advance nor any of its Subsidiaries has any obligation to contribute to, or has any liability or contingent liability with respect to, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA). The value, determined on a termination basis using the actuarial assumptions stated in the plan, of all accrued and ancillary benefits (whether or not vested) under each Advance's Plan that is a defined benefit plan (within the meaning of Section 414(j) of the Code) did not exceed, as of the most recent valuation date, and will not exceed as of the Closing Date, the then current fair market value of the assets of the plan. No amount is due or owing to the Pension Benefit Guaranty Corporation (other than a liability for premiums under Section 4007 of ERISA). There are no investigations, proceedings or lawsuits, either currently in progress or expected to be instituted in the future, relating to any Advance's Plan, by any administrative agency, whether local, state or federal. There are no pending or threatened lawsuits or other claims (other than routine claims for benefits under the plan and qualified domestic relations orders) against or involving any Advance's Plan, or any Fiduciary of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary or

Fiduciary thereunder, nor is there any reasonable basis for any such claim. None of the persons performing services for Advance or any Subsidiary have been improperly classified as independent contractors, leased employees or as being exempt from the payment of wages for overtime other than such improper classifications which in the aggregate would not reasonably be expected to have an Advance Material Adverse Effect. To the extent applicable, Advance has furnished or made available to the Seller copies of each Advance's Plan and any summary plan description relating thereto, a copy of the most recent determination letter issued by the IRS with respect to each Advance's Plan, and the most recent Form 5500.

          (b) Except as set forth on Schedule 5.20(b) of the Advance Disclosure
                                     ----------------
Memorandum, to the knowledge of Advance, each Advance's Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of Law.

          (c) Except as set forth on Schedule 5.20(c) of the Advance Disclosure
                                     ----------------
Memorandum, since January 1, 1995, there have not occurred nor is there pending, or to the knowledge of Advance threatened, any strikes, slow downs, work stoppages or other similar labor actions by any group of employees employed by Advance or any of its Subsidiaries.

          (d) Except as set forth on Schedule 5.20(d) of the Advance Disclosure
                                     ----------------
Memorandum, there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of Advance and its Subsidiaries, and there has been no such attempt since January 1, 1995.

          5.21  Warranties.  Except as set forth on Schedule 5.21 of the Advance
                ----------                          -------------
Disclosure Memorandum, no warranty or similar claims are currently pending against Advance or any of its Subsidiaries other than those claims which in the aggregate would not reasonably be expected to result in an Advance Material Adverse Effect.

          5.22  Inventories.  The inventories of Advance and its Subsidiaries
                -----------
that are reflected on the Most Recent Financial Statements are usable or saleable in all material respects in the ordinary course of business in accordance with the past custom and practice of Advance and its Subsidiaries.

          5.23  Financing.  Advance has obtained signed commitment letters (the
                ---------
"Commitment Letters") for bank financing in amounts sufficient to consummate the
-------------------
transactions contemplated by this Agreement (the "Financing") and has delivered
                                                  ---------
to Seller true and complete copies of such commitment letters. As of the date of this Agreement, Advance has no reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available on a timely basis subject to the terms of the Commitment Letters (including the expiration dates therein) to consummate the transactions contemplated by this Agreement.

          5.24  Sufficiency of Assets.  The real property owned or leased by
                ---------------------
Advance or its Subsidiaries, and the personal, intellectual or other property that is owned, leased or licensed by

Advance or its Subsidiaries, and the personal, intellectual or other property that is owned, leased or licensed by Advance and its Subsidiaries, constitute all the properties and assets necessary for, or material to, the business of Advance and its Subsidiaries as currently conducted, except for such properties and assets which are immaterial to Advance and its Subsidiaries, taken as a whole.

          5.25  Insurance.  Advance and its Subsidiaries maintain, in coverages
                ---------
and amounts believed by the Company to be customary in the industry, property and casualty insurance with respect to their business, operations, properties and assets. To Advance's knowledge, its insurance policies are in full force and effect. None of Advance or any of its Subsidiaries has received any written notice of cancellation or nonrenewal of any insurance policy.


                                  ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF INVESTORS
                  -------------------------------------------

          Each Investor severally and not jointly represents and warrants to Seller as follows:

          6.01  Authorization.  Each Investor has the requisite power and
                -------------
authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each Investor that is not a natural person have been duly and validly authorized by all necessary action of such Investor and no additional authorization on the part of such Investor is necessary in connection with the execution, delivery and performance by such Investor of this Agreement.

          6.02  Binding Effect.  This Agreement has been duly executed and
                --------------
delivered by each Investor and is a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          6.03  No Violations.  The execution, delivery and performance by each
                -------------
Investor of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other organizational documents of such Investor (other than Investors who are natural persons), (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of such Investor under, any note, bond, mortgage, indenture, Permit, license, lease, agreement, contract, arrangement or commitment to which such Investor is a party or by which such Investor or any of its assets or properties are bound or affected, or (iii) violate or result in a breach of, or constitute a default under, any Law or Judgment applicable to such Investor or by which such Investor or any of its assets are bound or affected, except, in the cases of clauses (ii) and (iii), for any conflict, breach, default, termination, cancellation, acceleration or violation which, in the aggregate, would not reasonably be expected to materially impair such Investor's ability to effect the Closing.

          As of the date of this Agreement, the Investor owns of record and beneficially the shares of Advance Common Stock shown opposite its name on
Schedule 5.07 of the Advance Disclosure Memorandum, and the options, warrants,
-------------
purchase rights, subscription rights, conversion rights or exchange rights shown opposite its name on Schedule 5.07 of the Advance Disclosure Memorandum.
                     -------------

          6.04  Investment Intent.  Each Investor hereby acknowledges that the
                -----------------
shares of Advance Common Stock issued to such Investor pursuant to Section 2.07 are not registered under the Securities Act or registered or qualified for sale under any state securities law and that such Advance Common Stock cannot be resold without registration thereunder or exemption therefrom. Each Investor is acquiring such Advance Common Stock for its own account as principal, for investment and not with a view toward the sale or distribution thereof. Each Investor has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in such Advance Common Stock and has the ability to bear the economic risks of such investment.


                                   ARTICLE VII
                  COVENANTS OF SELLER, PURCHASER AND INVESTORS
                  --------------------------------------------

          7.01  Conduct of the Business Pending the Closing.  (a) During the
                -------------------------------------------
period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing, Seller shall cause the Company and its Subsidiaries to conduct the business and operations of the Company and its Subsidiaries in the ordinary and usual course in a manner consistent with past practice, and use all commercially reasonable efforts to preserve intact the Company's present business organization, to make available to Purchaser the services of the officers and employees of the Company and its Subsidiaries, to preserve the good will and relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries, to maintain the books and records of the Company and its Subsidiaries in the regular manner, to perform in all material respects all of its obligations under the Contracts, and to cause the Company and its Subsidiaries to comply in all material respects with all applicable Laws (except to the extent any non-compliance is reflected in the Seller Disclosure Memorandum or is being contested in good faith by appropriate proceedings), all to the end that the business and operations of the Company and its Subsidiaries as a going concern shall be unimpaired and transferred to Purchaser at the Closing. Up to and including the Closing Date, Seller shall not cause the Company or any of its Subsidiaries to accelerate the collection of receivables, shall cause the Company in the ordinary course of business consistent with past practice to (i) pay merchandise and other payables and Taxes on a timely basis,
(ii) continue advertising and promotional expenditures, (iii) purchase and replenish inventory in accordance with the Company's inventory policy and practices and shall cause the Company not to otherwise affect the working capital of the Company and its Subsidiaries other than in the ordinary course of business consistent with past practice. During the period from the date of this Agreement to the Closing, except as otherwise provided for in this Agreement or as Purchaser shall otherwise consent, Seller covenants and agrees that, with respect to the Company and its Subsidiaries, it will maintain capital expenditures necessary to support its business plans and current operations and, other than as described on Schedule 7.01 (a) of the Seller Disclosure Memorandum, it shall:
   -----------------

               (i) not permit the Company or its Subsidiaries to dispose of any capital assets of the Company or its Subsidiaries if the greater of the book value or the fair market value in the aggregate of such assets exceeds $2,500,000, or incur, create or assume any Lien on any individual capital asset of the Company or its Subsidiaries if the greater of the book value or the fair market value of such capital asset exceeds $2,500,000, other than Permitted Liens; provided,
                                                                --------
          however, that notwithstanding the foregoing, up to and including the
          -------
          Closing Date, Seller may cause the Company to dispose of closed stores in a manner consistent with past practice and to pay dividends or make other distributions to Seller of (A) subject to this Section 7.01(a), cash generated or held by the Company or excess cash, and shall cause the Company to distribute to Seller prior to the Closing (B) the Tire Store properties or leases described in Schedule 7.01(a)(i) of the
                                                  -------------------
          Seller Disclosure Memorandum (or the proceeds from the sale thereof),
          (C) any assets and properties including accounts receivable and computer systems relating to the Sears Tire Group Commercial Credit Receivables Program, (D) any Credit Card Receivables, together with the related reserves on the Company's financial statements, (E) transfer to Parent those portions of the reserves for any Company "Road Hazard" warranty being assumed by Parent and the Sears deferred compensation liability related to the Sears Tire Group and (F) consummate the transactions described in Section 7.13;

               (ii) not permit the Company or its Subsidiaries to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including stock appreciation rights);

              (iii) not permit the Company or its Subsidiaries to split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock (other than dividends or distributions by a directly or indirectly wholly owned Subsidiary of the Company and any distribution to Seller of (A) subject to this Section 7.01(a), cash generated or held by the Company or excess cash, and shall cause the Company to distribute to Seller prior to the Closing (B) the Tire Store properties or leases described in Schedule 7.01(a)(i) of the Seller Disclosure Memorandum
                       -------------------
          (or the proceeds from the sale thereof), (C) any assets and properties including accounts receivable and computer systems relating to the Sears Tire Group Commercial Credit Receivables Program, (D) any Credit Card Receivables, together with the related reserves reflected on the Company's financial statements, (E) transfer to Parent those portions of the reserves for any Company "Road Hazard" warranty being assumed by Parent and the Sears deferred compensation liability related to the Sears Tire Group and (F) consummate the transactions described in Section 7.13), or redeem, repurchase or otherwise acquire any of its securities or any securities of its Subsidiaries;

               (iv) not permit the Company or its Subsidiaries to enter into any Contract or other commitment (including any acquisition agreement or any hedging arrangement or other derivative transaction) in excess of $5,000,000 or that has a term of, or requires the performance of any obligations by the Company or its Subsidiaries over a period in excess of, one year or incur any indebtedness for money borrowed, except as contemplated by this Agreement or the transactions contemplated by the Transition Services Agreement;

               (v) except as required by Law or the terms of any existing Contract, not permit the Company or its Subsidiaries to enter into any employment agreement or enter into any contract or other binding commitment to increase materially, the salary, wage, rate of compensation, commission, bonus or other direct or indirect remuneration payable to, or other compensation of, any employee of the Company or its Subsidiaries or make such increases outside of the ordinary course of business consistent with past practice and, except as provided in Section 7.07 enter into any retention incentive severance or similar agreement, make retention, severance incentive or similar payments relating to the consummation of the transactions contemplated by this Agreement, nor amend, adopt or terminate any Plan covering employees of the Company or its Subsidiaries that would materially increase the liability of the Company hereunder or enter into any negotiation in respect of or enter into any collective bargaining agreement covering employees of the Company or any of its Subsidiaries;

               (vi) not permit the Company or its Subsidiaries to settle any Proceeding that is material to the Company and its Subsidiaries taken as a whole that does not contain a complete release of the Company or that otherwise binds the Company to any obligations after the Closing Date without the consent of Purchaser which consent will not be unreasonably withheld;

              (vii) not change any of the accounting policies and practices of the Company and its Subsidiaries;

             (viii) not permit the Company and its Subsidiaries to fail to perform their "Year 2000" compliance programs; and

               (ix) not agree or commit to do any of the foregoing.

          (b) During the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or as Seller shall otherwise consent in writing, Advance shall, and shall cause its Subsidiaries to, conduct the business and operations of Advance and its Subsidiaries in the ordinary and usual course in a manner consistent with past practice, and use all commercially reasonable efforts to preserve intact Advance's present business organization, make available to Seller the services of the officers and employees of Advance and its Subsidiaries, preserve the good will and relationships with customers, suppliers and others having business dealings with Advance and its Subsidiaries, maintain the books and records of Advance and its Subsidiaries in the regular manner, perform in all material respects all of its obligations under its Contracts, use reasonable best efforts to obtain loans sufficient to deliver funds to Seller pursuant to Section 2.09 and for the payment of certain fees and expenses incurred in connection with this Agreement, and to, and to cause its Subsidiaries to, comply in all material respects with all applicable Laws (except to the extent any non-compliance is reflected in the Advance Disclosure Memorandum or is being contested in good faith by appropriate proceedings), all to the end that the business and operations of Advance and its Subsidiaries as a going concern shall be unimpaired at the Closing. In addition, Advance and Purchaser agree to use reasonable best efforts to extend the Commitment Letters prior to their expiration so that the Financing is available at the Closing, including the payment of additional reasonable commitment fees, if necessary. In the event the Commitment Letters are not extended notwithstanding such reasonable best efforts or the Financing is otherwise unavailable on terms substantially similar to the Commitment Letters, Advance and Purchaser agree to use reasonable best efforts to utilize unused borrowing capacity to the extent permissible under Advance's credit facilities and excess cash then currently available to the extent permissible under Advance's credit facilities and to obtain other debt and/or preferred stock financing sufficient to deliver the funds to Seller pursuant to Section 2.09 and to pay certain fees and expenses incurred in connection with this Agreement. Notwithstanding any provision of this Agreement to the contrary, Advance may issue equity to the providers of such debt and/or preferred stock financing provided that the overall terms of the financing transaction reflect market standards for a transaction of this type and are fair to and in the best interests of Advance and its stockholders as reasonably determined in good faith by the Board of Directors. During the period from the date of this Agreement to the Closing, except as otherwise provided for in this Agreement or as Seller shall otherwise consent, Advance covenants and agrees that, with respect to Advance and its Subsidiaries, other than as described on Schedule 7.01(b) of the Advance
                                         ----------------
Disclosure Memorandum, it shall:

               (i) subject to Section 7.01(b)(iii) and except for the issuance of Advance Common Stock set forth in Section 2.07 or the issuance of equity of Advance with respect to acquisitions for an equity value of not more than $20,000,000 (in any twelve month period) (provided, that, for any issuance of equity the Board of Directors shall determine in good faith that such equity is issued at not less than the fair market value thereof), not permit Advance or its Subsidiaries to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including stock appreciation rights), except pursuant to any Advance's Plan as in effect as of the date hereof or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

              (ii) not permit Advance or its Subsidiaries to split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock (other than dividends or distributions by a directly or indirectly wholly owned Subsidiary of Advance), or redeem, repurchase or otherwise acquire any of its securities or any securities of its Subsidiaries, except pursuant to the terms of any Advance's Plan as in effect on the date of this Agreement and as set forth on Schedule 5.07
                                                                   -------------
          of the Advance Disclosure Memorandum;

              (iii) not permit Advance or its Subsidiaries to enter into any acquisition agreements which in the aggregate exceed $40,000,000 (in any twelve month period); provided that any purchase price in excess of $20,000,000 must be funded by or paid for by issuance of the equity described in Section 7.01(b)(i);

               (iv) not enter into any material amendment to the Commitment Letters that might reasonably be expected to impair the ability of Advance to consummate the transactions contemplated by this Agreement;

               (v) not permit Advance or its Subsidiaries to sell all or substantially all of their assets;

               (vi) not agree or commit to do any of the foregoing;

              (vii) not change any of the accounting policies and practices of Advance and its Subsidiaries.

          7.02  Access to Information.  (a) Prior to the Closing, Seller will
                ---------------------
cause each of the Company and its Subsidiaries to permit representatives of Advance, Purchaser and the Investors to have full access at all reasonable times and with reasonable notice, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to each of the Company and its Subsidiaries and to conduct such inspections and investigations as Purchaser may reasonably require (other than physically intrusive environmental investigations which shall be subject to Section 7.11); provided, however, that, prior to the expiration or
                          --------  -------
termination of any waiting period under the HSR Act or other similar law applicable to the transaction, each party shall only be permitted such reasonable access which, in its discretion, after consultation with counsel, is appropriate during such review process. In addition, to the extent reasonably necessary in connection with Seller's ownership of the Company prior to Closing, after the consummation of the transactions contemplated by this Agreement, Seller will have full access at all reasonable times and with reasonable notice, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), work papers, contracts and documents of or pertaining to each of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 7.02(a) shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. The confidentiality of all such documents and information furnished in connection with the transactions contemplated by this Agreement shall be governed by the terms of the Confidentiality Agreements.

          (b) Prior to the Closing, Advance will, and will cause each of its Subsidiaries to, permit representatives of the Seller to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Advance and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to each of Advance and its Subsidiaries; provided,
                                                                    --------
however, that, prior to the expiration or termination of any waiting period
-------
under the HSR Act or other similar law applicable to the transaction, each party shall only be permitted such reasonable access which, in its discretion, after consultation with counsel, is appropriate during such review process. In addition, to the extent reasonably necessary in connection with any matter arising with respect to operations of the Company, after the consummation of the transactions contemplated by this Agreement, Surviving Corporation will have reasonable access at all reasonable times and in a manner so as not to interfere with the normal business operations of Parent and its Subsidiaries, to all books, records (including Tax records) and work papers of or pertaining to each of the Surviving Corporation and its Subsidiaries, and contracts and documents of or pertaining to each of the Surviving Corporation and its Subsidiaries in the possession of Parent and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 7.02(b) shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. The confidentiality of all such documents and information furnished in connection with the transactions contemplated by this Agreement shall be governed by the terms of the Confidentiality Agreements.

          7.0  Best Efforts; Good Faith.  Upon the terms and subject to the
               ------------------------
conditions of this Agreement, Parent and Seller, on the one hand, and Purchaser and Advance, on the other hand, will cooperate and use their reasonable best efforts to fulfill the conditions precedent to the other parties' obligations under this Agreement, including securing as promptly as practicable all Required Consents. Without limiting the generality of the foregoing, Parent and Seller, on the one hand, and Purchaser and Advance, on the other hand, shall cooperate with one another: (i) in the prompt preparation and filing of any required filings under the HSR Act and each of the other Laws listed in Section 4.07 and
Section 5.09; (ii) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any Contracts, in connection with the transactions contemplated by this Agreement; and (iii) in seeking timely to obtain any such actions, consents or waivers or to make any such filings. Seller shall cause the Company to use reasonable best efforts to assist Advance and Purchaser in obtaining the Financing, including affording Financing sources access as provided by Section 7.02, making its personnel available for conferences with such sources and providing all documentation or legal opinions as such sources may reasonably request. In addition, Parent and Seller, on the one hand, and Purchaser and Advance, on the other hand, shall take such action as may be required by any governmental authority of competent jurisdiction within the United States in order to resolve any objections such authority may have to the transactions contemplated by this Agreement under applicable antitrust laws; provided, however, that nothing set
                                           --------  -------
forth in this Section 7.03 shall be construed so as to preclude, prevent or otherwise limit Purchaser and Advance from instituting, prosecuting or defending a suit or claim with respect to any objection, requirement, suit or other action concerning the transactions contemplated by this Agreement whether imposed or brought by any governmental or other authority of competent jurisdiction within the United States or by any private party concerning the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action according to Section 12.03.

          7.04  Public Announcements.  Purchaser and Seller will consult with
                --------------------
each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated by this Agreement and neither Purchaser nor Seller shall issue any such press release or make any such public statement without the prior approval of the other party to this Agreement, such approval not to be unreasonably withheld or delayed, except as may be required by applicable Law or any securities exchange on which the securities of the parties or their Affiliates are listed.

          7.05  Employee Benefits.  (a) Subject to paragraph (b) next below,
                -----------------
Purchaser hereby agrees to honor without modification or contest, and agrees to cause the Company and its Subsidiaries to honor without modification or contest, and to make required payments in accordance with all Company's Plans listed on
Schedule 4.18 of the Seller Disclosure Memorandum; provided, however, that,
-------------                                      --------  -------
nothing in this Agreement shall be construed as preventing Purchaser from amending or terminating any Company's Plan to the extent permitted under any applicable Law. Purchaser hereby acknowledges that, notwithstanding the terms of any Company's Plan or award or agreement entered into thereunder, the transactions contemplated by this Agreement may constitute a "Change in Control" for purposes of such Company's Plans, awards and agreements and agrees to abide by the provisions of any Company's Plan which relate to a Change in Control or similar event or circumstance, including the accelerated vesting and/or payment of equity-based awards under any such Company's Plans.

          (b) On the Closing Date individuals employed by the Company and its Subsidiaries as of the Closing Date ("Company Employees") will cease active
                                      -----------------
participation in the Sears 401(k) Profit Sharing Plan (the "Sears Plan").  The
                                                            ----------
accounts of Company Employees shall remain in the Sears Plan until each such individual incurs a separation from service (within the meaning of section 401(k)(2) of the Code) unless distributed earlier in accordance with section 401(k)(10) of the Code. Purchaser agrees that, immediately following the Closing Date, it shall, or shall cause the Company and its Subsidiaries to, either (i) continue to maintain the Company's Plans (other than the Sears Plan) for the benefit of the employees and former employees of the Company and its Subsidiaries or (ii) provide that such employees and former employees of the Company and its Subsidiaries may participate in Advance's Plans.

          (c) Purchaser and Advance agree that for purposes of all Company's Plans and Advance's Plans under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to Company Employees for service previously credited with the Company or its Subsidiaries prior to the Closing Date; provided, that such crediting of service does not result in duplication of benefits, and provided that such crediting of service shall not be given for benefit accrual purposes under any defined benefit plan. Company Employees shall also be given credit under any Advance's Plan for any deductible or co-payment amounts paid under any Company's Plan in respect of the plan year in which the Closing Date occurs, to the extent that, following the Closing Date, they participate in any Advance's Plan for which deductibles or co-payments are required. Advance shall also use reasonable best efforts to cause each Advance's Plan to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Company's Plan immediately prior to the Closing Date or (ii) any waiting period limitation which would otherwise be applicable to a Company Employee on or after the Closing Date to the extent such Company Employee had satisfied any similar waiting period limitation under an analogous Company Plan prior to the Closing Date.

          7.06 Certain Debt Obligations and Intercompany Accounts.  On or prior
               --------------------------------------------------
to the Closing, and subject to the consummation of the transactions contemplated by this Agreement, Seller will cause all debt obligations of the Company to be satisfied in full. All intercompany payables and receivables (including Tax payables and receivables) between the Company and its Affiliates will be eliminated prior to Closing.

          7.07 Employee Retention and Severance Agreements.  (a) Parent shall be
               -------------------------------------------
responsible for and shall pay all the retention payments due and owing to the employees of the Company listed on Schedule 7.07 of the Seller Disclosure
                                   -------------
Memorandum and additional employees to be designated by Advance pursuant to terms determined by Advance after consultation with Parent in an aggregate amount not to exceed $7,500,000. Within 10 Business Days of the date of this Agreement, Purchaser shall provide Parent with a list of all employees to receive retention and severance payments and consult with Parent regarding the terms of such payments and Seller will reasonably cooperate in the giving of notices required in connection therewith. After the Closing, the Surviving Corporation shall be responsible for and shall pay for all severance obligations for the employees of the Company and its Subsidiaries except as provided in
Section 7.13. Parent shall be responsible for and shall pay for all retention and severance payments due and owing to Donald Shaffer, and all costs, liabilities and expenses related to Donald Shaffer's employment with the Company.

          (b) From and after the Closing Date, Purchaser shall provide Seller written notice in a timely manner of the Company's intention to terminate any employee of the Company who is party to a retention and severance agreement with Seller. Seller shall promptly provide Advance with a true and complete list of all employees of the Company and its Subsidiaries as of the most recent practicable date setting forth each such employee's years of service and salary.

          7.08 Transition Services.  Parent shall provide to the Company
               -------------------
transition management and administrative services on the terms set forth in the Transition Services Agreement.

The Surviving Corporation shall provide to Parent transition management and administrative services on the terms set forth in the Transition Services Agreement.

          7.09 No Solicitation.  From the date of this Agreement through the
               ---------------
Closing or the earlier termination of this Agreement, Parent, Seller and the Company and their representatives shall not, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, any Person, other than Advance and its representatives, concerning the sale of all or a portion of the assets or the business of the Company, or of any Company Shares, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company, its assets or the business of the Company.

          7.10 Consents.  Seller will cause the Company to use commercially
               --------
reasonable efforts to provide Purchaser with copies of all correspondence from landlords alleging that the transactions contemplated by this Agreement violate any Company Lease and all written notices of defaults under, or threatened termination of, any Company Leases. Seller will cause the Company to use commercially reasonable efforts to obtain all Required Consents (including Consents required under any Company Consent Lease as agreed by Seller and Purchaser); provided, however, that in no event shall Seller or the Company be
            --------  -------
required to pay any money or provide any guarantee to provide such Consent; provided, further, that the failure to obtain any Required Consent shall not in
--------  -------
any way prevent or delay the parties from closing the transactions contemplated by this Agreement. In connection therewith, and in connection with its negotiations for such Consents, the Company may not offer or consent to any modification or amendment of any Company Lease or other Contract without Purchaser's prior written consent which consent may be withheld in Purchaser's sole discretion. At Advance's election, Advance may participate in and jointly control the process of obtaining Required Consents. The Company agrees to transmit the Consent to the appropriate parties for approval promptly after the execution of this Agreement. Purchaser shall have the right to approve the form of Consent and the transmittal letter used to transmit such Consents to each such party. The Company shall keep Purchaser advised of its progress in obtaining such Consents and shall obtain Purchaser's written consent which consent may be withheld in Purchaser's sole discretion prior to offering or consenting to any substantive change or modification of the form of any substantive such Consent approved by Purchaser.

          7.11 Environmental Investigations.  The Seller, Company and Purchaser
               ----------------------------
covenant and agree that none of them shall undertake any environmental investigation of the other prior to the Closing; provided, however, if Advance
                                                 --------  -------
is required to mortgage the Company's headquarters or any distribution center, then Advance's lender shall have the right to conduct a reasonable environmental investigation of such property. From and after the Closing, so long as Purchaser or any of its Subsidiaries owns any Wet Store, Purchaser shall not permit any intrusive environmental testing, including soil and ground water testing to be conducted with respect to such Wet Store (other than Wet Stores listed on Attachment C to Schedule 4.14(b) of the Seller Disclosure Memorandum
                          ----------------
and any Wet Store where any remedial work is ongoing) as a result of any Environmental Condition which existed or activities which occurred at or related to such stores' operations prior to the Closing

Date unless such investigation, assessment or study relates to Store Assessment Work. Nothing in this Section 7.11 shall be construed as limiting any investigation permitted by Section 7.02.

          7.12 Road Hazard Service Agreements.  Other than with respect to
               ------------------------------
stores in Puerto Rico and the Company dealer stores, Purchaser shall, and shall cause its Subsidiaries to, direct to the nearest Sears Auto Center or Tire Store any inquiries or claims by Company customers who have purchased a Company Road Hazard service agreement or, if no Sears Auto Center or Tire Store is located within a twenty mile radius of the Surviving Corporation store at which such inquiry or claim is made, Purchaser shall provide such customer with Parent's toll-free customer service number. Parent shall perform, or shall cause its Affiliates to perform, and indemnify and hold harmless the Surviving Corporation or Purchaser against all warranty work in accordance with the terms of the Road Hazard service agreement at no cost to the Surviving Corporation or Purchaser.

          7.13 Credit Card Receivables Program.  (a)  On or prior to the
               -------------------------------
Closing, Parent shall (i) (A) assume all liabilities and obligations of the Company and its Subsidiaries under the Servicing Agreement, the Reimbursement Agreement and any other agreement relating to the NationsBank Credit Card Program to the extent necessary so that the Company will have no assets or liabilities with respect to the NationsBank Credit Card Program for reporting purposes under GAAP and for Federal income Tax purposes and/or (B) purchase all credit card accounts receivable then outstanding and arising out of sales of goods or performance of services and related rights of NationsBank under the NationsBank Credit Card Program (the "NationsBank Receivables"), provided,
                                      -----------------------
however, in no event (other than as expressly provided in Section 10.07) shall the Surviving Corporation bear any risk of loss with respect to the NationsBank Credit Card Program or be required to service such NationsBank Receivables, (ii) cause the Company to distribute to Parent all right, title and interest with respect to credit card accounts receivable then outstanding and arising out of sales of goods or performance of services in Puerto Rico under the Credit Card Program of the Company in Puerto Rico ("Puerto Rico Receivables Program") and
                                        -------------------------------
(iii) cause the Company to transfer to Parent any loss reserves relating to the NationsBank Credit Card Program and the Puerto Rico Receivables Program (collectively referred to as the "Credit Card Receivables Programs"). At the
                                  --------------------------------
Closing, the Parent and Surviving Corporation shall enter into a Merchant Agreement upon terms consistent with the term sheet set forth as Exhibit D with respect to the servicing of the Puerto Rico Receivables Program. From and after the date of this Agreement, Parent shall use reasonable best efforts to sell the Credit Card Receivables Programs to an unaffiliated Person. Parent agrees to keep Purchaser reasonably informed with respect to such sale and to use its reasonable best efforts to maximize the sales price for such Credit Card Receivables Programs subject to commercially reasonable terms and conditions.
In connection with such sale, upon the reasonable request of the buyer, the Surviving Corporation will enter into customary program agreements with the buyer of the Credit Card Receivables Programs for the ongoing issuance and acceptance and servicing of proprietary card products upon commercially reasonable terms and conditions.

          (b) Until Parent sells the Credit Card Receivables Programs, (i) except as otherwise provided in a program agreement, the Company and its Affiliates shall not control any aspects of the Credit Card Receivables Programs including underwriting, approval of new accounts and new purchases, customer credit limits and collections and (ii) Advance and its Subsidiaries will not maintain a competing proprietary credit card program in stores bearing the Parts America nameplate (prior to conversion to Advance Auto Parts nameplates or point of sale system) or Western Auto nameplates. Until the NationsBank Receivables Program is sold and the NationsBank Receivables Program is converted from the First Data Resources system, the Surviving Corporation shall make available its Chief Financial Officer and treasurer and existing staff of three full time clerical associates to perform supervisory and settlement functions related to such NationsBank Receivables Program for which Seller agrees to fully compensate the Surviving Corporation on a dollar-for-dollar basis (including administrative costs). The Surviving Corporation shall appoint and shall maintain for 12 months at least one full-time equivalent employee or consultant to support marketing programs and provide assistance in addressing operational issues that relate to the Credit Card Receivables Programs. The Surviving Corporation shall use the point of sale systems currently in place or such point of sale systems as may be reasonably necessary to support the Credit Card Receivables Programs with respect to Company owned stores.

          (c) Parent and Advance shall use reasonable best efforts from and after the date of this Agreement to determine in good faith the additional agreements, undertakings and arrangements that are necessary to effectuate the intent of the parties in this Section 7.13 and shall negotiate in good faith to agree upon mutually agreeable terms and conditions of such agreements, undertakings and arrangements.

          7.14 Compliance with the WARN Act.  Advance and Purchaser shall timely
               ----------------------------
give all notices required to be given under, or will otherwise comply with, the Worker Adjustment and Retraining Notification Act of 1988, as amended, or other similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff or as otherwise required by any such statute. If any plant closing or mass layoff is to occur within sixty (60) days after the Closing Date, Advance and Purchase shall give the Seller and the Company sufficient notice of the time of such plant closing or mass layoff to give appropriate notice under the WARN Act.

          7.15 Updated Schedules.  Seller shall provide Purchaser, Investors and
               -----------------
Advance new Schedules 4.10(a), 4.10(b) and 4.15 of the Seller Disclosure
            -----------------  -------     ----
Memorandum to reflect changes therein from the date of such schedules to the most recent practicable date prior to Closing. Purchaser and Advance shall provide Seller new Schedules 5.12(a), 5.12(b) and 5.17 of the Advance Disclosure
                   -----------------  -------     ----
Memorandum to reflect changes thereon from the date of such schedules to the most recent practicable date prior to Closing. All such updated schedules shall be subject to the applicable representations and warranties.

          7.16 Company Employees' Profit Sharing/Thrift Plan.  Seller shall
               ---------------------------------------------
cause the Company to use reasonable best efforts to identify and correct operational defects relating to the Company Employees' Profit Sharing/Thrift Plan (the "Company's 401(k) Plan") prior to the Closing Date.
           ---------------------

          7.17 WASCO Insurance.  Seller shall cause the Company to use
               ---------------
reasonable best efforts to register as an insurance agent WASCO Insurance Agency, Inc. as required by state and local insurance laws prior to the Closing Date.

          7.18 Intellectual Property.  Seller will cause the Company to use
               ---------------------
commercially reasonable efforts to provide to ASCI all written notices from the United States Patent and Trademark Office of cancellations of or oppositions to the Company's Intellectual Property and all written notice of threatened claims of infringement between the date of this Agreement and Closing. Advance will cause ASCI to use commercially reasonable efforts to provide to Seller all written notices from the United States Patent and Trademark Office of cancellations of or oppositions to Advance's Intellectual Property and all written notices of threatened claims of infringement between the date of this Agreement and Closing.

          7.19 Insurance.  In consideration of the transfer of certain reserves
               ---------
from the Company to Parent, effective as of September 30, 1997, and, subsequently, from Parent to Sears Risk Management Corp., and the transactions contemplated by this Agreement, Parent will, or will cause its Subsidiaries to, assume and hold the Surviving Corporation and its Affiliates harmless from any and all claims, costs and liabilities related to deductibles, premiums, premiums on retrospectively rated policies, or premium adjustments arising out of or related to the insurance policies (the "Policies") related to the liabilities
                                        --------
more fully described on Schedule 7.19 of the Seller Disclosure Memorandum.
                        -------------
Further, from and after the Closing Date, Parent will cause all insurers providing coverage to the Company from the period October 1, 1997 to and including the Closing Date to credit for the benefit of the Company all deductibles, premiums, premiums on retrospectively rated policies, or premium adjustments paid by or on behalf of Parent or its Affiliates for the benefit of the Company and its Subsidiaries. Parent and its Affiliates will cooperate with the Surviving Corporation and its Affiliates to assist in obtaining payment for claims under all such Policies and all insurance obtained or provided by Parent and its Affiliates for the benefit of the Company and its Subsidiaries.

          7.20 Wet Stores.  Seller shall use reasonable efforts based upon a
               ----------
review of existing internal files to provide a list of Wet Stores owned or operated by the Company or its Subsidiaries since April 19, 1988.


                                  ARTICLE VII
                             CONDITIONS TO CLOSING
                             ---------------------

          8.01 General Conditions.  The obligations of each party to this
               ------------------
Agreement to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated by this Agreement; and

               (b) All filings under the HSR Act and other similar laws applicable to the transactions contemplated by this Agreement shall have been made and any required waiting period under such laws applicable to the transactions contemplated by this Agreement shall have expired or been earlier terminated.

          8.02 Conditions to Obligations of Seller.  The obligations of Seller
               -----------------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

               (a) Advance, Purchaser and Investors shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by Advance, Purchaser and the Investors under this Agreement at or prior to the Closing;

               (b) The representations and warranties of Advance, Purchaser and the Investors contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though restated on and as of such date, except that any representation or warranty that by its terms is made as of a date specified therein need only be true and correct as of such date and except where the failure of one or more representations or warranties to be true and correct, in the aggregate, would not reasonably be expected to result in an Advance Material Adverse Effect; provided,
                                                                    --------
          however, that the representations and warranties of Advance and
          -------
          Purchaser contained in Sections 5.01, 5.02, 5.03(i) and 5.07 and the last sentence of Section 5.08 and the representations and warranties of the Investors contained in Sections 6.01 and 6.02 must be true and correct in all respects as of the date made and as of the Closing Date;

               (c) The Stockholders Agreement shall have been amended as contemplated by this Agreement; and

               (d) Seller shall have received from Advance, Purchaser and each Investor a certificate signed by an appropriate officer or representative of Advance, Purchaser or such Investor as to Advance's, Purchaser's or such Investor's compliance with the conditions set forth in paragraphs (a) and (b) of this Section 8.02.

          8.03 Conditions to Obligations of Purchaser.  The obligation of
               --------------------------------------
Advance, ASCI and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

               (a) Parent, Seller and the Company shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by Parent, Seller and the Company under this Agreement at or prior to the Closing;

               (b) The representations and warranties of Parent, Seller and the Company contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though restated on and as of such date, except that any representation or warranty that by its terms is made as of a date specified therein be true and correct as of such date and except where the failure of one or more representations or warranties to be true and correct, in the aggregate, would not reasonably be expected to result in a Company
          Material Adverse Effect; provided, however, that the representations
                                   -----------------
          and warranties of the Company contained in Sections 3.01, 3.02, 4.01,
          4.02, the first sentence of 4.03 and 4.04 and the last sentence of
          Section 4.05 must be true and correct in all respects as of the date made and as of the Closing Date;

               (c) The following agreements shall have been executed:   (i) the
          First-Call Agreement, (ii) the Purchase and Supply Agreements, (iii) the Merchant Agreements and (iv) the Transition Services Agreement;

               (d) The Stockholders Agreement shall have been executed by Parent, Seller and/or one of its Affiliates; and

               (e) Purchaser shall have received from Parent, Seller and the Company a certificate signed by an appropriate officer as to Parent's, Seller's and the Company's compliance, as the case may be, with the conditions set forth in paragraphs (a) and (b) of this Section 8.03.


                                  ARTICLE IX
                                  TERMINATION
                                  -----------

          9.01 Termination.  This Agreement may be terminated and the
               -----------
transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

               (a) by the mutual written agreement of both Purchaser and Seller;

               (b) by either Purchaser or Seller by giving written notice of such termination to the other party, if the Closing shall not have occurred by October 31, 1998, unless termination of the waiting period under the HSR Act and all necessary approvals under applicable antitrust laws shall not have been obtained prior thereto, in which case no party may give notice under this Section 9.01(b) unless the Closing shall not have occurred by the earlier of (i) ten Business Days after termination of the waiting period under the HSR Act and receipt of all necessary approvals under applicable antitrust laws or
          (ii) April 30, 1999; provided that Purchaser and Advance
                               --------
          may not terminate this Agreement as of April 30, 1999 unless the waiting period under the HSR Act has expired or been terminated and all other obligations under applicable antitrust laws necessary to consummate the transactions contemplated by this Agreement have been satisfied; or

               (c) by either Purchaser or Seller if there shall be any Law or regulation that makes the consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated by this Agreement would violate any nonappealable final Judgment of any court or governmental body having competent jurisdiction.

          9.02 Effect of Termination.  If this Agreement is terminated as
               ---------------------
permitted under Section 9.01, such termination shall be without liability to any party to this Agreement or to any Affiliate, or their respective stockholders, directors, officers, employees, agents, advisors or representatives, and following such termination no party shall have any liability under this Agreement or relating to the transactions contemplated by this Agreement to any other party; provided that no such termination shall relieve any party that has
             --------
breached any provision of this Agreement from liability for such breach, and any such breaching party shall remain fully liable for (i) any and all Damages incurred or suffered by another party to this Agreement as a result of such breach and (ii) any other relief a court deems appropriate. The provisions of this paragraph and the Confidentiality Agreements shall survive any termination of this Agreement pursuant to this Article.


                                   ARTICLE X
                                INDEMNIFICATION
                                ---------------

         10.01 Indemnification by Parent and Seller.  From and after the Closing
               ------------------------------------
and subject to the provisions of this Article X (including the limitations set forth in Section 10.04), Parent and Seller jointly and severally agree to indemnify, hold harmless and defend each Advance Indemnified Party from and against any and all claims and/or liabilities, damages, penalties, Judgments, assessments, losses, costs and expenses (including reasonable attorneys' fees but excluding lost profits or other consequential damages of an Indemnified Party) (collectively, "Damages") arising out of or relating to:
                       -------

               (a) any inaccuracy or breach of any representation or warranty of Parent, Seller or the Company contained in this Agreement (except for the representations contained in Section 4.17);

               (b) any breach of any covenant or agreement of Parent, Seller or the Company contained in this Agreement (except for the covenants contained in Article XI);

               (c) any deferred compensation liability incurred by the Company post Closing which relates to an employee of the Sears Tire Group;

               (d) the threatened or pending litigation described as items number 2, 3 and 6 on Schedule 4.11(a) of the Seller Disclosure
                               ----------------
          Memorandum;

               (e) the threatened or pending litigation or claims described on
          Schedule 4.11(c) of the Seller Disclosure Memorandum and/or any of the
          ----------------
          Environmental Conditions existing prior to the Closing Date and relating to the properties listed on Attachment D to Schedule 4.14(b)
                                                               ----------------
          of the Seller Disclosure Memorandum. For purposes hereof, the continuing migration of Hazardous Substances off such a property which existed prior to the Closing Date shall be deemed to be an Environmental Condition which existed prior to the Closing Date.

               (f) the Tire Stores properties or leases described on Schedule
                                                                     --------
          7.01(a)(i) of the Seller Disclosure Memorandum, all Tire Stores
          ----------
          properties or assets owned, leased or operated by the Company or its subsidiaries at any time prior to Closing and any commercial credit programs of Tire Stores;

               (g) any liability or obligation resulting from Wasco Insurance Agency, Inc.'s failure prior to Closing to be duly licensed or qualified to sell insurance in any jurisdiction in which it does business;

               (h) any noncompliance with applicable law by the Company with respect to the Company's deferred compensation plan;

               (i) any noncompliance with applicable Environmental Law by the Company or any of its Subsidiaries or any liability to the Company or any of its Subsidiaries regarding disposal of batteries with respect to the Puerto Rico operations prior to January 1, 1996; or

               (j) any noncompliance with applicable law with respect to the Company's 401(k) Plan;

provided that Parent and Seller shall have an obligation to indemnify each
--------
Advance Indemnified Party for Damages pursuant to this Section 10.01 only to the extent that such Damages are in excess of (i) any amounts recovered by any Advance Indemnified Party pursuant to any contract to which any Advance Indemnified Party is a party or has assumed pursuant to this Agreement with respect to the indemnified matter or (ii) amounts recovered by counterclaim or otherwise from any third party based on any claims any Advance Indemnified Party has against any such third party that reduces the Damages that would otherwise be sustained (in each case net of the costs of recovery thereof); and, provided,
                                                                       --------
further, that all Damages shall be reduced by the amount of any realized net
-------
income Tax benefit to the Advance Indemnified Party resulting from the damage, loss, liability or expense that is the subject of the indemnity; provided that to the extent that any Tax benefit is realized in a Tax year other than the year in which the indemnity is paid, the Advance Indemnified Party shall make a payment to the indemnifying person in the amount of such realized Tax benefit in the year in which it is realized within 10 days of the receipt of a benefit in the form of a Tax refund or a reduction of a Tax payment due including an estimated Tax payment. For purposes of this Section 10.01, a realized Tax benefit is a reduction in Taxes payable or a refund of Taxes previously paid, and the amount of a realized Tax benefit will be determined based on a 40 percent tax rate.

          From and after the Closing, the right to indemnification provided for in this Section 10.01, Sections 10.06 and 10.07, and Article XI shall be the exclusive remedy of all Advance Indemnified Parties with respect to the transactions contemplated under this Agreement, except in the case of fraud or where equitable relief is determined by a court of competent jurisdiction to be appropriate.

         10.02 Indemnification by Advance.  From and after the Closing and
               --------------------------
subject to the provisions of this Article X (including the limitations set forth in Section 10.04), Advance, ASCI and Purchaser jointly and severally agree to indemnify, hold harmless and defend each Seller Indemnified Party from and against any and all claims and/or Damages arising out of or relating to:

               (a) any inaccuracy or breach of any representation or warranty of Advance, Purchaser or the Investors contained in this Agreement;

               (b) any breach of any covenant or agreement of Advance, Purchaser or the Investors contained in this Agreement;

               (c) any liability or obligation of the Surviving Corporation except for liabilities or obligations that constitute a breach of this Agreement by Parent, Seller or the Company; or

               (d) the litigation described as items number B1 and B2 on

          Schedule 5.13(a) of the Advance Disclosure Memorandum;
          ----------------

provided that Advance and Purchaser shall have an obligation to indemnify each
--------
Seller Indemnified Party for Damages pursuant to this Section 10.02 only to the extent that such Damages are in excess of (i) any amounts recovered by that Seller Indemnified Party pursuant to any contract to which that Seller Indemnified Party is a party with respect to the indemnified matter or (ii) amounts recovered by counterclaim or otherwise from any third party based on any claims that Seller Indemnified Party has against any such third party that reduce the Damages that would otherwise be sustained (in each case net of the costs of recovery thereof); and, provided, further, that all Damages shall be
                                 --------  -------
reduced by the amount of any realized net income Tax benefit to the Seller Indemnified Party resulting from the damage, loss, liability, or expense that is the subject of the indemnity; provided that to the extent that any Tax benefit is realized in a Tax year other than the year in which the indemnity is paid, the Seller Indemnified Party shall make a payment to the indemnifying person in the amount of such realized Tax benefit in the year in which it is realized within 10 days of the receipt of a benefit in the form of a Tax refund or a reduction of a Tax payment due including an estimated Tax payment. For purposes of this Section 10.02, a realized Tax benefit is a reduction in Taxes payable or a refund of Taxes previously paid, and the amount of a realized Tax benefit will be determined based on a 40 percent tax rate.

          From and after the Closing, the right to indemnification provided for in this Section 10.02 and Sections 10.06 and 10.07 shall be the exclusive remedy of all Seller Indemnified Parties with respect to the transactions contemplated under this Agreement, except in the case of fraud or where equitable relief is determined by a court of competent jurisdiction to be appropriate.

        10.03  Indemnification Process.  The party or parties making a claim for
               -----------------------
indemnification under this Article X shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties
                               -----------------
against whom such claims are asserted under this Article X shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party". All claims
                                                ------------------
by any Indemnified Party under this Article X shall be asserted and resolved as follows:

               (a) In the event that (i) any claim, demand or Proceeding is asserted or instituted by any Person other than the parties to this Agreement or their Affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or Proceeding, a "Third Party
                                                                     -----------
          Claim") or (ii) any Indemnified Party under this Agreement shall have
          -----
          a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall with reasonable
          -------------
          promptness send to the Indemnifying Party a written notice specifying the nature of such claim, demand or Proceeding and the amount or estimated amount thereof (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or Proceeding) (a "Claim Notice"), provided that a delay in notifying the
                          ------------
          Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the Damages for which Indemnifying Party is obligated to be greater than such Damages would have been had the Indemnified Party given the Indemnifying Party proper notice.

               (b) In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such
                                                        --------
          counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any Judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article X.

               (c) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within 30 Business Days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

               (d) From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third person other than the Indemnifying Party's representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 10.03(d) which is designated as confidential by an Indemnified Party.

          10.  Limitations on Indemnity Payments.  (a)  No claim for
               ---------------------------------
indemnification under Sections 10.01 (other than Sections 10.01(b) through 10.01(i)) or 10.02 (other than Section 10.02(b)) may be made by the Advance Indemnified Parties or Seller Indemnified Parties, respectively, and no payment in respect thereof shall be required from Parent or Seller, or from Advance or Purchaser, as the case may be, unless the aggregate amount of Damages against which the Advance Indemnified Parties or Seller Indemnified Parties, respectively, are entitled to be indemnified exceeds $5 million (and then only for the amount of such excess). The maximum aggregate amount of Damages against which the Advance Indemnified Parties or Seller Indemnified Parties, respectively, shall be entitled to be indemnified under Section 10.01 (other than Sections 10.01(b) through 10.01(i)) or 10.02 (other than Section 10.02(b)) respect to all claims thereunder shall be $40 million. In no event shall this Section 10.04 limit any party's remedy for specific performance, injunctive relief or any other equitable remedies otherwise available to such party or limit any party's claims, obligations or liabilities with respect to any matters set forth in
Article II.

          (b) The limitations set forth in Section 10.04(a) shall not apply to indemnification of a Seller Indemnified Party or Advance Indemnified Party, as the case may be, for breaches of the representations and warranties set forth in Sections 3.01, 3.02, 4.01, 4.02, the first sentence of 4.03, 4.04, the last sentence of 4.05, 4.06(i), 4.08(c), 5.01, 5.02, 5.03(i), 5.07, 6.01, 6.02 and
6.04.

        10.05  Survival.  The representations and warranties of the parties to
               --------
this Agreement contained in this Agreement shall survive the Closing for the applicable period set forth in this Section 10.05, and any and all claims and causes of action for indemnification under this Article X arising out of the inaccuracy or breach of any representation or warranty of Parent, Seller, the Company, Advance, Purchaser or the Investors must be made prior to the termination of the applicable survival period. All of the representations and warranties of the parties to this Agreement contained in this Agreement and any and all claims and causes of action for indemnification under this Article X with respect thereto shall terminate one year after the Closing Date; provided
                                                                      --------
that (a) the representations and warranties of Parent and Seller contained in Sections 3.01, 3.02 and 3.03, the representations and warranties of the Company contained in Sections 4.01, 4.02, 4.03 and 4.04, the representations and warranties of Advance and Purchaser contained in Sections 5.01, 5.02, 5.06 and
5.07 and the representations and warranties of the Investors contained in Sections 6.01, 6.02, 6.03 and 6.04 shall survive for six years after the Closing Date, (b) the representations and warranties of Parent and Seller contained in
Section 4.14 and the representations and warranties of Advance and Purchaser contained in Section 5.16 shall survive for three years after the Closing Date, and (c) the representations and warranties of Parent and Seller contained in Sections 4.17 and 4.18 and the representations and warranties of Advance and Purchaser contained in Sections 5.19 and 5.20 shall survive until 90 days following the expiration of the period of limitations applicable to the relevant Tax or other Law; it being understood that in the event notice of any claim for
                  -- ----- ----------
indemnification under Section 10.01(a), Section 10.02(a) or Article XI shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

        10.06  Environmental Matters.  (a) From and after the Closing, the
               ---------------------
Parent and Seller, jointly and severally on the one hand, and ASCI and Purchaser, on the other hand, agree to indemnify, defend and hold each Advance Indemnified Party, or Seller Indemnified Party, as the case may be, harmless with respect to any Damages arising from or relating to any Environmental Condition (as defined in Section 4.14) in connection with any property listed on Attachment C on Schedule 4.14(b) of the Seller Disclosure Memorandum (to the
                ----------------
extent that the Company or any of its Subsidiaries is liable for any Damages in connection therewith) and/or any Wet Store prior to the Closing Date as set forth below. For purposes hereof, the continuing migration of Hazardous Substances off a Wet Store or any property listed on Attachment C of Schedule
                                                                     --------
4.14(b) of the Seller Disclosure Memorandum which existed prior to the Closing
-------
Date shall be deemed to be an Environmental Condition which existed prior to the Closing Date.

               (i) The first $2,500,000 of such Damages shall be borne solely by ASCI and Purchaser;

              (ii) Damages greater than $2,500,000 and less than or equal to $5,000,000 will be borne equally by Parent and Seller, on the one hand, and ASCI and Purchaser on the other hand; and

             (iii) Damages in excess of $5,000,000 shall be borne solely by Parent and Seller.

A party shall have an obligation to indemnify for Damages pursuant to this
Section 10.06 only to the extent that such Damages are in excess of (i) any amounts recovered by the Indemnified Party pursuant to any contract which the Indemnified Party is a party or has assumed pursuant to this Agreement with respect to the indemnified matter or (ii) amounts recovered by counterclaim or otherwise from any third party based on any claims the Indemnified Party has against any such third party that reduces the Damages that would otherwise be sustained (in each case net of the costs of recovery thereof); and, provided,
                                                                    --------
further, that all Damages shall be reduced by the amount of any realized net
-------
income Tax benefit to the Indemnified Party resulting from the damage, loss, liability or expense that is the subject of the indemnity; provided that to the extent that any Tax benefit is realized in a Tax year other than the year in which the indemnity is paid, the Indemnified Party shall make a payment to the Indemnifying Party in the amount of such realized Tax benefit in the year in which it is realized within 10 days of the receipt of a benefit in the form of a Tax refund or a reduction of a Tax payment due including an estimated Tax payment. For purposes of this Section 10.06, a realized Tax benefit is a reduction in Taxes payable or a refund of Taxes previously paid, and the amount of a realized Tax benefit will be determined based on a 40 percent tax rate.

          (b) Purchaser shall be responsible for and shall control all remediation work or Proceedings relating to the first $2,500,000 of Damages provided that such remediation work shall be performed (i) in compliance with all applicable Environmental Laws, (ii) by licensed environmental professionals reasonably acceptable to Parent and (iii) pursuant to a plan and scope of work reasonably acceptable to Parent. ASCI and the Purchaser, on the one hand, and Parent and Seller, on the other hand, shall be jointly responsible for and shall jointly control all remediation work or Proceedings relating to any Damages greater than $2,500,000 and less than or equal to $5,000,000 provided that such remediation work shall be performed (i) in compliance with all applicable Environmental Laws, (ii) by licensed environmental professionals reasonably acceptable to the parties, (iii) pursuant to a plan and scope of work reasonably acceptable to the parties, (iv) in a manner which minimizes disruption of the business conducted at the affected property and (v) in a manner reasonably satisfactory to the parties. Parent and Seller shall be responsible for and shall control all remediation work or Proceedings relating to any Damages of more than $5,000,000 provided that such remediation work shall be performed (i) in compliance with all applicable Environmental Laws, (ii) by licensed environmental professionals reasonably acceptable to Advance, (iii) pursuant to a plan and scope of work reasonably acceptable to Advance, (iv) in a manner which minimizes disruption of the business conducted at the affected property and (v) in a manner reasonably satisfactory to Advance. Except with respect to any claims for indemnification made prior to such date, the parties' obligations under this Section 10.07 shall terminate upon the earlier of (i) the fifth anniversary of the Closing Date or
(ii) the third anniversary of the effective date of any registration statement for the initial public offering of any equity securities of Advance or its Subsidiaries.

          If any indemnified matter is covered by both the indemnifications set forth in Section 10.01 and Section 10.06, then such indemnified matter shall be deemed covered by Section 10.01, without regard to any of the matters set forth in Section 10.06.

          (c) In the event of any dispute between Seller and Purchaser over Store Assessment Work pursuant to Section 7.11, remediation work to be conducted in accordance with Section 10.06(b) or any related Damages (a "Dispute"), the
                                                               -------
following dispute resolution procedures ("Dispute Resolution") shall apply and
                                          ------------------
shall be the exclusive means of resolving such Dispute. The party invoking Dispute Resolution shall notify the other in writing of its intention to do so, shall give reasonable notice of the issues over which Dispute Resolution is sought and the relief which is sought in the Dispute Resolution, and shall simultaneously commence an arbitration proceeding with the American Arbitration Association ("AAA"). The party invoking Dispute Resolution shall, within ten
              ---
(10) days of doing so, name an arbitrator, who shall be technically competent to evaluate the issues as to which Dispute Resolution is sought. The other party shall have fourteen (14) days from the date on which the arbitrator is named to appear and to accept arbitration by a single arbitrator, or to name a second arbitrator of its choice. Failure to appear shall constitute agreement with the position taken by the party invoking Dispute Resolution. Failure to name a second arbitrator within fourteen (14) days shall constitute acceptance of the single arbitrator for the Dispute Resolution. In the event that the other party names its own arbitrator, it shall name a person who is technically competent to evaluate the issues as to which Dispute Resolution is sought. The two arbitrators thus named shall choose a third arbitrator within fourteen (14) days of the selection of the second arbitrator. The arbitration shall take place in Chicago, Illinois, Roanoke, Virginia or some other mutually acceptable place under the auspices of the American Arbitration Association, shall be completed within ninety (90) days of the date on which Dispute Resolution is commenced, and shall, except as set forth to the contrary in this section, be held pursuant to the rules of the American Arbitration Association. The decision of the arbitrator or arbitrators of all matters presented to them shall be final and not subject to any appeal or other review.

        10.07  Credit Card Receivable Losses.  If the difference between the
               -----------------------------
sales price of the NationsBank Receivables and the Puerto Rico Receivables on a combined basis (collectively, the "Credit Card Receivables") sold by Parent in
                                   -----------------------
accordance with Section 7.13 and the sum of (i) the aggregate of the outstanding principal balance of all such Credit Card Receivables as of the date of sale based upon a closing price as certified by Parent to the purchaser of the Credit Card Receivables Programs (taking into account any post Closing purchase price adjustments), plus (ii) any operating losses incurred by Parent after the Closing Date and prior to such sale with respect to the Credit Card Receivables, plus (iii) any and all losses, costs and expenses incurred by Parent resulting from the sale of the Credit Card Receivables (including any fees and expenses payable as a result of such sale with respect to the Service Agreement dated May 1, 1996 between First Data Resources Inc. and Parent (the "FDR Agreement")
                                                               -------------
and any investment banking fees, finders fee or
other commissions payable in connection with such sale) and plus (iv) any costs (including severance and related Damages) relating to the termination of any employees of the Company who service the Puerto Rico Receivables (collectively, the "Credit Card Losses") is less than zero, then, subject to the consummation
     ------------------
of the transactions contemplated by the Agreement, ASCI and Purchaser hereby agree to jointly and severally indemnify Parent for one half of such Credit Card Losses as provided in this Section 10.07 (the "Credit Card Loss Sharing"). If
                                               ------------------------
Parent has sold the Credit Card Receivables prior to the Closing Date, the Merger Consideration shall be increased by the amount of the Credit Card Loss Sharing and, except as otherwise provided in the next sentence, no further payment pursuant to this Section 10.07 shall be made. In computing any Credit Card Loss Sharing, such losses, costs and expenses shall be reduced by the amount of any realized net income Tax benefit to the Parent resulting from such losses, costs and expenses that is the subject of the indemnity; provided that to the extent that any Tax benefit is realized in a Tax year other than the year in which the indemnity is paid, Parent shall make a payment to the Purchaser in the amount of such realized Tax benefit in the year in which it is realized within 10 days of the receipt of a benefit in the form of a Tax refund or a reduction of a Tax payment due including an estimated Tax payment. For purposes of this Section 10.07, a realized Tax benefit is a reduction in Taxes payable or a refund of Taxes previously paid, and the amount of a realized Tax benefit will be determined based on a 40 percent tax rate. In no event shall the aggregate amount payable by ASCI and Purchaser pursuant to this Section 10.07 exceed $10,000,000. Except as otherwise provided in this Section 10.07, Parent shall indemnify, defend and hold harmless the Advance Indemnified Parties from and against the Credit Card Losses and any Damages relating to the Credit Card Receivables including any Damages under the related agreements and the FDR Agreement except for liabilities under customary program agreements for ongoing issuance, acceptance and servicing entered into by the Surviving Corporation pursuant to Section 7.13 and any credit card receivable arising after the date of sale of the Credit Card Receivables Programs and except for customer returns, chargebacks and refunds in accordance with the Surviving Corporation's then existing credit card programs.

        10.08  Characterization of Indemnification Payments.  Purchaser and
               --------------------------------------------
Seller agree to treat any payment made under this Article X as an adjustment to the Merger Consideration. If, contrary to the intent of Purchaser and Seller as expressed in the preceding sentence, any payment made pursuant to this Article X is treated as taxable income of an Indemnified Party, then the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from any liability for Taxes attributable to the receipt of such payment.


                                   ARTICLE XI
                                  TAX MATTERS
                                  -----------

        11.01  Transactional Taxes.  Seller and Purchaser shall bear equally of
               -------------------
all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Taxing Authority in connection with the Merger or the transfer and assignment of the Company Shares. Surviving Company shall be responsible for the filing of all such applicable Tax Returns relating to sales, use, stamp, transfer, service, recording, real estate and like taxes and fees, and Surviving

Company shall pay all such Taxes shown as due thereon, subject to reimbursement by the Seller of one-half of such Tax payment. Seller and Purchaser agree to use all reasonable efforts to obtain a sale for resale or other Tax exemption where available. Purchaser shall provide a resale certificate at Closing or such other documents as may be requested by Seller to reduce any such Taxes.

        11.02  Tax Returns.  Seller shall prepare and file, or cause to be
               -----------
prepared and filed, all of the Company's Tax Returns for all periods ending on or before the Closing Date for which such Tax Returns are due on or before the Closing Date, and the Seller shall pay, or cause to be paid, all Taxes shown as due thereon. Seller shall prepare and file, or cause to be prepared and filed, all of the Company's Income Tax Returns for all taxable periods ending on or before the Closing Date, and the Seller shall pay, or cause to be paid, all Income Taxes shown as due thereon. Seller shall prepare, or cause to be prepared, such Income Tax Returns using accounting methods and other practices that are consistent with those used by the Company in its prior Income Tax Returns and items to be taken into account in the Company's Income Tax Returns for the short taxable period ending on the Closing Date shall be determined under the "closing-the-books" method as described in Treasury Regulations section 1.1502-76(b)(2)(i). The Surviving Company shall prepare and file all of the Company's Income Tax Returns for all taxable periods ending after the Closing Date, and Surviving Company shall pay all Income Taxes shown as due thereon; provided, that with respect to any Interim Period the Surviving Company, to the extent applicable, shall be entitled to indemnification as set forth in Section 11.09(ii). The Surviving Company shall prepare and file all of the Company's Tax Returns (other than for Income Taxes) which are due after the Closing Date and which were not yet filed as of the Closing Date, and the Surviving Company shall pay all Taxes (other than Income Taxes) shown as due thereon; provided, that the Surviving Company, to the extent applicable, shall be entitled to indemnification as set forth in Section 11.09(v). In accordance with the principles of section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, provided that Seller provides Purchaser will all necessary payroll information for the calendar year that includes the Closing Date and that Seller provides Purchaser with such other information and offers such assurances and cooperation reasonably requested by Purchaser relating to wages, withholding and payroll taxes, Surviving Company shall furnish a Form W-2 to each employee employed by Surviving Company who had been employed by Company, disclosing all wages and other compensation paid for such calendar year and the Taxes withheld therefrom. If the Surviving Corporation receives a Tax refund (whether paid to the Surviving Company or credited against its Tax liability) with respect to taxable periods ending on or before the Closing Date, Purchaser shall remit the amount of such Tax refund to Seller, subject to an offset for any amounts due an Indemnified Party hereunder.

        11.03  Apportionment of Income Taxes.  In order to apportion
               -----------------------------
appropriately any Income Taxes relating to any taxable year or period that includes an Interim Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Taxing Authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of the Company and its Subsidiaries, and such Interim Period shall be treated as a short taxable year and a Pre-Closing Period for purposes of this Article XI. In any case where applicable law does not permit the Company and its Subsidiaries to treat the Closing Date as the last day of the taxable year or period of the Company and its Subsidiaries with respect to Income Taxes that are payable with respect to an Interim Period, the portion of any such Income Tax that is allocable to the portion of the Interim Period ending on the Closing Date shall be deemed equal to the amount which would be payable if the taxable year or period ended immediately following the Closing Date (except that, solely for purposes of determining the marginal tax rate applicable to income during such period in a jurisdiction in which such tax rate depends upon the level of income, annualized income may be taken into account, if appropriate, for an equitable sharing of such Income Taxes).

        11.04  Tax Records.  Purchaser shall, at its own expense, preserve and
               -----------
keep the records in its possession relating to the preparation of any Tax Return of the Company and such records as Seller may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for a period of six years from the Closing Date and shall make such records available to Seller as may be reasonably required by Seller. In the event Purchaser wishes to destroy such records after that time, Purchaser shall first give ninety (90) days prior written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to Purchaser within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice. In addition, Purchaser shall use commercially reasonable best efforts to provide Seller with a tax information package containing all information necessary for Seller to prepare the Company's Tax Returns for the taxable period ending on the Closing Date by April 30, 1999 but in no event later than May 28, 1999. Purchaser shall execute, if necessary, a powers of attorney in favor of the Seller which would enable Seller to exercise its rights under this Article XI. Seller shall make available to Purchaser such records as Purchaser may require for the preparation of any Tax Returns or other similar reports or forms required to be filed by Purchaser and such records as Purchaser may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form. Seller shall execute, if necessary, a powers of attorney in favor of Purchaser which would enable Purchaser to exercise its rights under this Article XI.

        11.05  Sale of Assets.  Each of the parties to this Agreement shall
               --------------
submit all necessary forms to report the Merger as a taxable sale of the assets of the Company followed by the liquidation of the Company, and shall not take a position for Tax purposes inconsistent therewith.

        11.06  Allocation of Purchase Price.  The Merger Consideration shall be
               ----------------------------
allocated in conformity with Section 1060 of the Code among the assets of the Company as set forth in a schedule (the "Allocation Schedule"). Purchaser shall
                                         -------------------
prepare a draft of the Allocation Schedule and deliver it, together with supporting schedules and information, to Seller within 90 days after the Closing Date. The Allocation Schedule shall be subject to the approval of Seller only with respect to the total amount of Merger Consideration allocable to the assets of the Company and the amount of Merger Consideration allocated to the stock of Western Auto of Puerto Rico, Inc., and if Seller does not approve of such allocations, Seller shall deliver a written statement of its differences with Purchaser's proposed Allocation Schedule. If Seller and Purchaser cannot resolve such differences within 60 days following delivery of such Allocation Schedule, Seller and Purchaser shall agree upon an accounting firm to arbitrate such differences and determine the proper Allocation Schedule. If Seller and Purchaser cannot agree upon an accounting firm to act as arbitrator, each shall nominate an accounting firm, which shall in turn, agree upon an accounting firm to act as the arbitrator. All expenses of arbitration relating to the Allocation Schedule shall be paid one-half by the Seller and one-half by Purchaser. Each of Purchaser and Seller shall sign and timely submit all necessary forms (including IRS Form 8594) to report this transaction for federal, state and foregoing Tax purposes in accordance with the Allocation Schedule, as agreed upon by Purchaser and Seller, and shall not take a position for Tax purposes inconsistent therewith.

        11.07  Tax Elections.  Except as set forth in Section 11.13 below, from
               -------------
and after the date hereof, the Company and its Subsidiaries shall not, without the prior written consent of Purchaser (which may not unreasonably withhold such consent), make or revoke, or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would adversely affect the Company and its Subsidiaries.

        11.08  Tax Sharing Agreements.  As of the Closing Date, any and all Tax
               ----------------------
sharing, indemnity or allocation agreements shall terminate as between the Company and its Subsidiaries on the one hand, and the Parent, Seller and/or any affiliate of the Seller, on the other hand.

        11.09  Parent and Seller Tax Indemnity.  Except as set forth in Section
               -------------------------------
11.01 and subject to the implementing provisions of this Article XI, from and after the Closing Date, Parent and Seller jointly and severally agree to indemnify, hold harmless and defend each Advance Indemnified Party from and against any and all Taxes, claims and/or Damages arising out of or relating to:
(i) Income Taxes imposed on the Company and its Subsidiaries with respect to taxable years or periods ending on or before the Closing Date that have not been paid on or prior to the Closing Date; (ii) with respect to taxable years or periods beginning on or before the Closing Date and ending after the Closing Date, Income Taxes imposed on the Company and its Subsidiaries which are allocable, pursuant to Section 11.03 above, to the portion of such taxable year or period ending with the Closing Date as the last day of such taxable period or year (an "Interim Period") that have not been paid on or prior to the Closing
          --------------
Date (Interim Period and any taxable years or periods that end on or prior to the Closing Date being referred to collectively hereinafter as "Pre-Closing
                                                                -----------
Periods"); (iii) Income Taxes imposed on any member of any affiliated group with
-------
which the Company and its Subsidiaries or any Subsidiary file or have filed an Income Tax Return on a consolidated, combined or unitary basis for a taxable year or period ending on or before the Closing Date that have not been paid on or prior to the Closing Date; (iv) any breach of the representations and warranties contained in Section 4.17 of this Agreement or of the covenants contained in this Article XI; (v) Taxes (other than Income Taxes) imposed on the Company and its Subsidiaries which are due and payable or required to be deposited with a Taxing Authority on or prior to the Closing Date (including, but not limited to, all Taxes (other than Income Taxes) imposed on the Company and its Subsidiaries with respect to taxable years or periods ending on or before the Closing Date) and that have not been paid or deposited on or prior to the Closing Date; and (vi) Tax payments made by the Company or its Subsidiaries to Parent or Seller under any Tax sharing, indemnity or allocation agreement (whether or not written) for a taxable year or period ending on or before the Closing Date that have not been paid on or prior to the Closing Date.

        11.10  Time of Payment.  Payment of any amounts due under this Article
               ---------------
XI in respect of Taxes shall be made by the Seller or the Surviving Company, as the case may be, within

10 Business Days of the receipt of reasonable evidence establishing that such a payment is required. Neither the Seller nor the Surviving Company shall make a request for payment under this Article XI unless the aggregate amount of such requests equals or exceeds $25,000. If a payment of any amount due under this
Article XI is not made within 10 Business Days of the receipt of reasonable evidence establishing that such payment is required, interest shall accrued at the federal "underpayment" rate set forth at 6621(a)(2) of the Code beginning on the 11th Business Day after the receipt of reasonable evidence establishing that such a payment is required.

        11.11  Indemnification Process.  In the event of a Third Party Claim for
               -----------------------
Taxes, Purchaser shall permit Seller, at Seller's expense, to control any proceeding relating to any taxable period of the Company ending on or before the Closing Date. If the Seller or Parent do not assume the defense of any such proceeding, Purchaser may, without any effect to its right of indemnification by the Seller or Parent under this Article XI, defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding. Purchaser shall control any Proceeding relating to any taxable period of the Company ending after the Closing Date. Purchaser shall not settle, compromise or concede any adjustment or claim for Taxes relating to any taxable period of the Company ending on or before the Closing Date without Seller's written consent which shall be unreasonably withheld, and Seller or Parent shall not settle or otherwise compromise any issue or matter without the Purchaser's prior written consent if such issue or matter will have a material affect on the Tax liability of the Advance Indemnified Parties.

        11.12  Section 338(h)(10) Election.  Parent and Advance agree to jointly
               ---------------------------
make the elections provided for by 338(h)(10) of the Code and Treasury Regulations Section 1.338(h)(10)-1 (and any comparable election under state or local tax law) with respect to Parts America, Inc. At the Closing, Parent shall deliver Internal Revenue Service Form 8023 to Advance, with Sections 3a through 8h and 11a through 11g completed and signed by Parent. Also, Parent and Advance shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents) as may be required to effect and preserve a timely election in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provisions. Parent and Advance shall report the purchase of the Company's Subsidiaries pursuant to this Agreement consistent with the elections (and any comparable elections under state or local tax laws) and shall take no position inconsistent therewith in any Tax Return or any proceeding before any Tax Authority.

        11.13  Timing Adjustments.  If Parent and its Subsidiaries are not able
               ------------------
to treat the payment of the retention payments as set forth in Section 7.07 as a reduction to the Merger Consideration or to claim the payment of the retention payments as set forth in Section 7.07 as a tax deduction, Purchaser shall remit to Seller the amount of any Tax benefits of the Surviving Company from any Tax deduction available to the Surviving Company relating to the retention payments as set forth in Section 7.07 which Tax benefit was funded by Parent or any of its Subsidiaries. The amount of any Tax benefit shall be determined by assuming a 40 percent Tax rate. The Surviving Corporation shall not claim any Tax deduction with respect to the exercise of any stock options granted by Parent.

                                  ARTICLE XII
                              GENERAL PROVISIONS
                              ------------------

        12.01  Expenses.  Each party hereto shall bear its own expenses with
               --------
respect to the transactions contemplated by this Agreement.

        12.02  Mutual Release.  (a) Except as provided in Sections 7.02, 7.05,
               --------------
7.07, 7.08, 7.11, 7.12, 7.13, 7.14 and 7.19 and Articles X and XI of this
Agreement, subject to the occurrence of the Closing and as of the Closing Date, Seller, on behalf of itself and its Affiliates (other than the Company and its Subsidiaries), hereby releases and forever discharges the Company and its Subsidiaries from all actions, causes of action, suits, debts, claims and demands of Seller and its Affiliates (other than the Company and its Subsidiaries) related to the Company and its Subsidiaries (except for rights or obligations arising under this Agreement) that arise out of acts, events, conditions or omissions, whether known or unknown, occurring or existing from the beginning of the world to and including the Closing Date. Nothing in this Section shall be deemed to release Parent or its Subsidiaries or Affiliates from any claims, costs or liabilities arising out of or related to insurance obtained or provided by Parent, its Subsidiaries or Affiliates for the benefit of the Company and its Subsidiaries for periods prior to and including the Closing Date, including sponsorship liability coverage, directors and officers liability coverage, and employment practices liability insurance.

          (b) Except as provided in Articles X and XI of this Agreement, subject to the occurrence of the Closing Date, the Company, on behalf of itself and its Affiliates (other than Seller and its Affiliates after the Closing Date), hereby releases and forever discharges Seller and its Affiliates from all actions, causes of action, suits, debts, claims and demands of the Company related to Seller and its Affiliates (except for rights or obligations arising under this Agreement) that arise out of acts, events, conditions or omissions, whether known or unknown, occurring or existing from the beginning of the world to and including the Closing Date.

        12.03  Further Assurances.  From time to time after the Closing and
               ------------------
without further consideration, each of the parties, upon the request of another party and at such other party's expense, shall execute and deliver such documents and instruments of conveyance and transfer as such other party may reasonably request in order to consummate more effectively the terms of this Agreement (including the vesting in Purchaser of title to the Company Shares transferred under this Agreement). The Company shall use reasonable best efforts to deliver to Advance within 15 days (and in no event more than 30 days) after the date of this Agreement financial statements in form and substance which comply with Regulation S-X promulgated under the Securities Act and relating to the registration statement of Advance filed on June 4, 1998 with the Securities and Exchange Commission and shall use reasonable efforts to assist Advance in obtaining necessary consents and cooperation from the Company's independent public accountants.

        12.04  Amendment.  This Agreement may not be amended except by an
               ---------
amendment signed by Advance and Parent, provided that Sections 2.07, 2.09(a), 2.09(f), 12.04 and Article VI and any amendment which adversely effects the rights and obligations of the Investors shall require the written consent of the Investors. Notwithstanding the foregoing, Purchaser may assign its rights to purchase the Company Shares and its obligations under this Agreement to one or more wholly owned Subsidiaries of Advance and FS Equity Partners IV L.P. may assign its rights to purchase Advance Common Stock hereunder; provided that in either case no
                                         --------
such assignment shall relieve Purchaser or Advance on the one hand or FS Equity Partners IV L.P. on the other hand of their respective obligations under this Agreement. ASCI may assign a security interest in this Agreement to any lender providing financing in connection with the Merger Consideration.

        12.05  Waiver.  Either Purchaser or Seller may (a) extend the time for
               ------
the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered by the other pursuant to this Agreement or (c) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained in this Agreement by the other. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the other party.

        12.06  Notices.  Any notices or other communications required or
               -------
permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, as follows:

                    If to Parent, Seller or the Company:

                            Sears, Roebuck and Co.
                            3333 Beverly Road
                            Hoffman Estates, Illinois  60179
                            Attention: Assistant General Counsel Corporate and Securities
                            Facsimile:  (847) 286-0959

                    With a copy to:

                            Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603-3441
                            Attention:  Scott J. Davis, Esq.
                            Facsimile:  (312) 701-7711

                    If to Advance, Purchaser or the Investors to:

                              Advance Holding Corporation
                              5673 Airport Road
                              Roanoke, Virginia  24012
                              Attention:  Garnett E. Smith
                              Facsimile:  (540) 561-1699

                    With copies to:

                              Riordan & McKinzie
                              300 South Grand Avenue
                              29th Floor
                              Los Angeles, California  90071
                              Attention:  Richard J. Welch, Esq.
                              Facsimile:  (213) 229-8550

                    and

                              Flippin, Densmore, Morse, Rutherford & Jessee 300 First Campbell Square
                              Drawer 1200
                              Roanoke, Virginia  24006
                              Attention:  Douglas W. Densmore, Esq.
                              Facsimile:  (540) 510-3050

                    If to the Investors:

                              c/o Freeman Spogli & Co. Incorporated
                              599 Lexington Avenue
                              New York, New York 10022
                              Attention: John M. Roth
                              Facsimile:  (212) 758-7499

                    With a copy to:

                              Riordan & McKinzie
                              300 South Grand Avenue
                              29th Floor
                              Los Angeles, California  90071
                              Attention:  Richard J. Welch, Esq.
                              Facsimile:  (213) 229-8550
or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address shall not be deemed to have been given until received by the addressee.

         12.07 Headings and Schedules.  The descriptive headings of the Articles
               ----------------------
and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The disclosure or inclusion of any matter or item on any Schedule to the Disclosure Memorandum shall not be deemed an acknowledgment or admission that any such matter or item is required to be disclosed or is material for purposes of the representations and warranties set forth in this Agreement.

         12.08 Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of Delaware regardless of principles of conflicts of laws.

         12.09 No Third Party Rights.  Except as specifically provided in
               ---------------------
Articles X and XI or Section 12.02, this Agreement is intended to be solely for the benefit of the parties to this Agreement and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties to this Agreement.

         12.10 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

         12.11 Severability.  If any provision of this Agreement shall be held
               ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         12.12 Entire Agreement.  This Agreement (including the documents and
               ----------------
instruments referred to in this Agreement) sets forth the entire understanding and agreement among the parties as to the matters covered in this Agreement and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect to such understanding, agreement or statement other than the Confidentiality Agreement and any other agreements executed in connection with this Agreement. Purchaser and Seller each acknowledge that it has conducted its own independent review and analysis of the business and operations of the Company and its Subsidiaries or Advance and its Subsidiaries, as the case may be, and that it has been provided access to the properties, records and personnel of the Company and its Subsidiaries or Advance and its Subsidiaries, as the case may be, for this purpose. In entering into this Agreement, each of Purchaser and Seller has relied solely upon its own investigation and analysis and the representations and warranties set forth in this Agreement and acknowledges that none of Advance, Seller or any of their respective Affiliates or any of their respective owners, directors, officers, employees, agents, representatives or advisors makes any representation or warranty, either express or implied, as to the accuracy or completeness of (and agrees that none of such persons shall have any liability or responsibility to it in respect of) any of the information, including without limitation any projections, estimates or budgets, provided or made available to Purchaser or Seller or their respective agents or representatives, except as, and only to the extent expressly provided for in, this Agreement.

        12.13  Consent to Jurisdiction; Jury Trial; Venue.  All disputes,
               ------------------------------------------
litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement shall be instituted in the courts of the State of Delaware or of the United States sitting in the State of Delaware. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. Advance and Purchaser irrevocably appoint CT Corporation System as their agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in any such court. Each party to this Agreement will maintain at all times a duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court and, if its fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, in Section 12.06, with such service deemed effective on the fifteenth day after the date of such mailing.

          Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement and, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Agreement brought in the courts of the State of Delaware or of the United States sitting in the State of Delaware and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

        12.14  Fair Construction.  This Agreement shall be deemed to be the
               -----------------
joint work product of all the parties to this Agreement without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.


                             * * * * * * * * * * *

  Each of the parties to this Agreement has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                              SEARS, ROEBUCK AND CO.


                              By: /s/ Sue Field
                                 ---------------------------------
                              Name:
                              Title:

                              WESTERN AUTO HOLDING CO.


                              By: /s/ Sue Field
                                 ---------------------------------
                              Name:
                              Title:

                              WESTERN AUTO SUPPLY COMPANY


                              By: /s/ Sue Field
                                 --------------------------------
                              Name:
                              Title:

                              ADVANCE ACQUISITION CORPORATION


                              By:
                                 --------------------------------
                              Name:
                              Title:

                              ADVANCE HOLDING CORPORATION


                              By:
                                  -------------------------------
                              Name:
                              Title:

                              ADVANCE STORES COMPANY, INCORPORATED


                              By:
                                 --------------------------------
                              Name:
                              Title:

                              SEARS, ROEBUCK AND CO.


                              By:
                                 ---------------------------------
                              Name:
                              Title:

                              WESTERN AUTO HOLDING CO.


                              By:
                                 ---------------------------------
                              Name:
                              Title:

                              WESTERN AUTO SUPPLY COMPANY


                              By:
                                 --------------------------------
                              Name:
                              Title:

                              ADVANCE ACQUISITION CORPORATION


                              By: /s/ Garnett E. Smith
                                 --------------------------------
                              Name: Garnett E. Smith
                              Title: President

                              ADVANCE HOLDING CORPORATION


                              By: /s/ J O'Neil Leftwich
                                  -------------------------------
                              Name: J O'Neil Leftwich
                              Title: Senior Vice President &
                                     Chief Financial Officer

                              ADVANCE STORES COMPANY, INCORPORATED


                              By: /s/ Garnett E. Smith
                                 --------------------------------
                              Name: Garnett E. Smith
                              Title: President C.E.O.

               For purposes of Sections 2.07, 2.09(a), 2.09(f), 12.04 and
               Article VI hereof only:

                              INVESTORS

                              FS EQUITY PARTNERS IV, L.P.


                              --------------------------------------
                              By:  FS Capital Partners, LLC
                              Its:  General Partner

                                 By: /s/ Mark Doran
                                    --------------------------------
                                 Name: Mark Doran
                                 Title: Principal